                                                                    EXHIBIT 10.3

Certain portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


                                CONTRACT BETWEEN

                          ECHOSTAR ORBITAL CORPORATION

                                       AND

                            SPACE SYSTEMS/LORAL, INC.

                          ECHOSTAR 9 SATELLITE PROGRAM
                               (121(DEGREES) W.L.)











This document contains data and information proprietary to Space Systems/Loral, Inc. and EchoStar Orbital Corporation. This data shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written consent of Space Systems/Loral, Inc. and EchoStar Orbital Corporation except as otherwise provided in this Contract.

                                TABLE OF CONTENTS

PREAMBLE              ...................................................................................4

RECITALS              ...................................................................................5

ARTICLE 1             DEFINITIONS........................................................................6

ARTICLE 2             SCOPE OF WORK.....................................................................13

ARTICLE 3             DELIVERABLE ITEMS AND DELIVERY SCHEDULE...........................................14

ARTICLE 4             PRICE.............................................................................15

ARTICLE 5             PAYMENTS..........................................................................17

ARTICLE 6             PURCHASER-FURNISHED ITEMS.........................................................21

ARTICLE 7             COMPLIANCE WITH U.S. EXPORT LAWS AND DIRECTIVES...................................24

ARTICLE 8             ACCESS TO WORK IN PROGRESS........................................................25

ARTICLE 9             SATELLITE PRE-SHIPMENT REVIEW (SPSR)..............................................29

ARTICLE 10            SATELLITE ACCEPTANCE - PARTIAL AND TOTAL LOSS.....................................32

ARTICLE 11            ACCEPTANCE INSPECTION FOR DELIVERABLE ITEMS OTHER THAN SATELLITES.................39

ARTICLE 12            DELIVERY, TITLE AND RISK OF LOSS..................................................42

ARTICLE 13            XXX...............................................................................43

ARTICLE 14            INTENTIONALLY DELETED.............................................................43

ARTICLE 15            WARRANTY..........................................................................44

ARTICLE 16            CHANGES...........................................................................48

ARTICLE 17            FORCE MAJEURE.....................................................................50

ARTICLE 18            PURCHASER DELAY OF WORK...........................................................53

ARTICLE 19            PATENT INDEMNITY..................................................................54

ARTICLE 20            INDEMNITY FOR BODILY INJURY AND PROPERTY DAMAGE...................................57

ARTICLE 21            TERMINATION FOR CONVENIENCE.......................................................60

ARTICLE 22            XXX...............................................................................63

ARTICLE 23            DEFAULT...........................................................................64

ARTICLE 24            PARTIAL LOSS AMOUNT...............................................................67

ARTICLE 25            ARBITRATION.......................................................................68

ARTICLE 26            INTER-PARTY WAIVER OF LIABILITY FOR A LAUNCH......................................70

ARTICLE 27            CORRECTIVE MEASURES...............................................................72

ARTICLE 28            RESERVED..........................................................................73

ARTICLE 29            XXX...............................................................................74

ARTICLE 30            XXX...............................................................................75

ARTICLE 31            RESERVED..........................................................................76

ARTICLE 32            RESERVED..........................................................................77

ARTICLE 33            GROUND STORAGE....................................................................78

ARTICLE 34            LIMITATION OF LIABILITY...........................................................80

ARTICLE 35            DISCLOSURE AND HANDLING OF PROPRIETARY INFORMATION................................82

ARTICLE 36            INTELLECTUAL PROPERTY RIGHTS - RIGHTS IN DATA.....................................86

ARTICLE 37            PUBLIC RELEASE OF INFORMATION.....................................................88

ARTICLE 38            NOTICES...........................................................................89

ARTICLE 39            RISK MANAGEMENT...................................................................91

ARTICLE 40            ORDER OF PRECEDENCE...............................................................99

ARTICLE 41            GENERAL..........................................................................100

ARTICLE 42            ATTACHMENTS......................................................................104

ARTICLE 43            TERMINATION RIGHT................................................................105

ARTICLE 44            RESERVED.........................................................................106

ARTICLE 45            ANTICIPATED LIFE OF SATELLITE....................................................107

ARTICLE 46            KEY PERSONNEL ...................................................................108

                                    PREAMBLE



This Contract is entered into as of February 22, 2000 (the "Effective Date of Contract" or "EDC") between EchoStar Orbital Corporation, organized and existing under the laws of the State of Colorado having an office and place of business at 5701 South Santa Fe, Littleton, Colorado 80120 (hereinafter referred to as "Purchaser") and Space Systems/Loral, Inc., a corporation organized and existing under the laws of the State of Delaware, having an office and place of business at 3825 Fabian Way, Palo Alto, California 94303 (hereinafter referred to as "Contractor").

                                    RECITALS




WHEREAS, Purchaser desires to procure one (1) communications satellite, known as EchoStar 9, to be delivered on-orbit, risk management therefor, all required ground equipment and support and training services, to the extent and subject to the terms and conditions set forth herein, and

WHEREAS, Contractor is willing to furnish such Satellite, Launch Services, risk management, ground equipment and support and training services, to the extent and subject to the terms and conditions set forth herein, in consideration of the Firm Fixed Price and other valid consideration.

NOW, THEREFORE, the Parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS


Capitalized terms used and not otherwise defined herein shall have the following meanings:

1.1 "ACCEPTANCE" (i) with respect to a Satellite shall be as provided for in Article 10, and (ii) with respect to any Deliverable Item other than a Satellite shall be as provided for in Article 11.

1.2 "AFFILIATE" means, with respect to a Party, any person or entity directly or indirectly controlling, controlled by or under common control with such Party.

1.3 "AVAILABLE COMMUNICATIONS CAPACITY" means the cumulative sum of the Expected Transponder Life of all Ku-band and Ka-band Transponders on a Satellite.

1.4 "CONTRACT" means the articles of this executed Contract, its Exhibits and its Attachment(s), as may be amended from time to time in accordance with the terms hereof.

1.5 "CONTRACTOR" has the meaning set forth in the preamble and any successor or assignee permitted hereunder.

1.6 "DELIVERABLE DATA" means the data and documentation required to be delivered to Purchaser as specified in the Statement of Work.

1.7 "DELIVERABLE ITEM" means any of the items listed in Article 3.1, and any other items ordered by Purchaser pursuant to Article 29, and, collectively, the "DELIVERABLE ITEMS".

1.8      "DELIVERY" (i) with respect to a Satellite shall be as provided for in
         Article 12.1, and (ii) with respect to any Deliverable Item other than a Satellite shall be as provided for in Article 12.2.

1.9 "EFFECTIVE DATE OF CONTRACT" or "EDC" means the effective date of this Contract as specified in the preamble.

1.10 "EXPECTED TRANSPONDER LIFE" means, with respect to a particular Transponder, the span of time measured in years (and any portion thereof), calculated from the earlier to occur of: (i) 30 days after Lift-Off or (ii) Purchaser's Acceptance or rejection of the applicable Satellite pursuant to Article 10, until the earlier to occur of: (i) the end of the Satellite Stated Life for such Satellite or (ii) the time when the relevant Transponder experiences or is expected to experience a Transponder Failure.

1.11 "FCC" means the Federal Communications Commission or any successor agency or governmental authority.

1.12     "FIRM FIXED PRICE" has the meaning set forth in Article 4.1.

1.13     "FORCE MAJEURE" has the meaning set forth in Article 17.

1.14 "GROSS NEGLIGENCE" means reckless disregard for the rights of others which very closely approaches intentional wrongdoing or other actions (or failures to act) which very closely approach intentional wrongdoing.

1.15 "IN-ORBIT TESTING" or "IOT" means the testing of a Satellite on-orbit in accordance with the Program Test Plan.

1.16     "INTELLECTUAL PROPERTY CLAIM" has the meaning set forth in Article 19.

1.17 "INTENTIONAL IGNITION" means, with respect to a Satellite, the official time designated by the Launch Agency during the launch sequence when the initial motors of the Launch Vehicle are ignited for the purpose of Launch following a planned countdown.

1.18 "LAUNCH" means, with respect to a Satellite, Intentional Ignition followed by Lift-Off.

1.19 "LAUNCH AGENCY" means the provider responsible for conducting the Launch Services for a Satellite.

1.20 "LAUNCH SERVICES" means those services provided by the Launch Agency pursuant to the Launch Services Agreement.

1.21 "LAUNCH SERVICES AGREEMENT" or "LSA" means the contract between Contractor and the Launch Agency which provides for Launch Services for a Satellite, as such contract may be amended from time to time in accordance with its terms.

1.22 "LAUNCH SITE" means the location that will be used by the Launch Agency for purposes of launching a Satellite.

1.23 "LAUNCH SUPPORT" or "LAUNCH SUPPORT SERVICES" means those services specified in the Statement of Work to be provided by Contractor in support of Launch.

1.24 "LAUNCH VEHICLE" means the launch vehicle selected by Purchaser and used for Launch of a Satellite.

1.25 "LIBOR" means the rate of interest per annum, at any relevant time, at which thirty (30) day U.S. dollar deposits are offered at such time in the London interbank market.

1.26 "LIFT-OFF" means, with respect to a Satellite, physical separation of the Launch Vehicle from the ground support equipment following Intentional Ignition due to the Launch Vehicle rising under its own power for the purpose of launching a Satellite.

1.27 "MISSION OPERATIONS SUPPORT SERVICES" means the orbit-raising, IOT and related services specified in the Statement of Work to be performed by Contractor for a Satellite.

1.28     "NSP" means not separately priced.

1.29 "PARTIAL LOSS" means, with respect to any Satellite, that the Available Communications Capacity is less than the Stated Communications Capacity as a result of one or more Ku-Band or Ka-Band Transponder Failures where such reduction does not constitute a Total Loss, and where the event giving rise to such loss has manifested itself at or after Intentional Ignition.

1.30     "PARTIAL LOSS AMOUNT" means an amount payable to Purchaser pursuant to
         Article 10, and calculated pursuant to Article 24, for the purpose of indemnifying Purchaser in the event of a Partial Loss.

1.31 "PARTY" or "PARTIES" means Purchaser, Contractor or both, as the context requires.

1.32 "PAYMENT PLAN" means the payment plan for the applicable Deliverable Item, attached as Attachment A.

1.33 "PERFORMANCE SPECIFICATION" means the Satellite performance specification attached as Exhibit B, as such Exhibit may be amended from time to time in accordance with the terms of this Contract.

1.34     "PMO" means the Purchaser's program management office.

1.35 "PRODUCT ASSURANCE PROGRAM PLAN" means the product assurance program plan attached as Exhibit C, as such Exhibit may be amended from time to time in accordance with the terms of this Contract.

1.36 "PROGRAM TEST PLAN" means the Satellite program test plan attached as Exhibit D, as such Exhibit may be amended from time to time in accordance with the terms of this Contract.

1.37     "PROPRIETARY INFORMATION" has the meaning set forth in Article 35.

1.38 "PURCHASER" has the meaning set forth in the preamble and any successor or assignee permitted hereunder.

1.39 "SATELLITE" means a communications satellite that is to be manufactured by Contractor pursuant to this Contract.

1.40     "SATELLITE ACCEPTANCE REVIEW" has the meaning set forth in Article
         10.1.

1.41 "SATELLITE ANOMALY" means, with respect to any Satellite, any occurrence that occurs at or after Intentional Ignition and has or could have an impact on a Satellite's health or performance of such Satellite.

1.42     "SATELLITE PRE-SHIPMENT REVIEW" OR "SPSR" has the meaning set forth in
         Article 9.

1.43 "SATELLITE STATED LIFE" means fifteen (15) years after the earlier to occur of: (i) thirty (30) days after Lift-Off or (ii) Purchaser's Acceptance or rejection of a Satellite pursuant to Article 10.

1.44     "SCF" means satellite control facility.

1.45 "SKYNET" means and refers to Loral SpaceCom Corporation, a corporation organized and existing under the laws of the State of Delaware, doing business as Loral Skynet(R), and having a place of business at 500 Hills Drive, Bedminster, New Jersey 07921.

1.46 "STATEMENT OF WORK" or "SOW" means the statement of work attached as Exhibit A, as such Exhibit may be amended from time to time in accordance with the terms of this Contract.

1.47 "STATED COMMUNICATIONS CAPACITY" means, with respect to a Satellite, the product of the Satellite Stated Life multiplied by the number of Ku-Band and Ka-Band Transponders on such Satellite (excluding the C-band Transponders on a Satellite).

1.48     "TT&C" means telemetry, tracking and control.

1.49 "TOTAL LOSS" means, with respect to any Satellite (i) the complete loss, destruction or failure of such Satellite, (ii) a loss or failure such that the Available Communications Capacity is equal to less than fifty percent (50%) of the Stated Communications Capacity, or (iii) prior to IOT, but in any event no later than one hundred twenty (120) days after Launch, the failure to place such Satellite into its assigned orbital location.

1.50 "TRANSPONDER" means individually those sets of equipment within the communications subsystem of a Satellite that provide a discrete path to receive communications signals from earth, translate and amplify such signals and transmit them to earth.

1.51 "TRANSPONDER FAILURE" means, at any time at or after Intentional Ignition the physical loss of, or damage to, or permanent failure (including permanently intermittent failures) of a Ku-Band or Ka-Band Transponder to meet the requirements of the Performance Specification, provided that, after all reasonable technical alternatives for correcting such failure are examined: (i) the relevant Transponder cannot be used for its intended commercial communications purposes; or
         (ii) consistent with telemetry data, IOT or other evidence that manifests itself at or after Intentional Ignition, it is expected that the relevant Transponder will cease to be able to be used for its intended commercial communications purposes before the end of Satellite Stated Life. All available redundant and/or spare components on the Satellite applicable to the Transponder must be used or cease to be available before a Transponder is considered to have experienced a Transponder Failure. For clarification purposes, a Transponder shall be deemed a Transponder Failure if: (i) it cannot be used for its intended commercial communications purposes, or (ii) consistent with telemetry data, IOT or other evidence that manifests itself at or after Intentional Ignition, it is expected that the relevant Transponder will cease to be able to be used for its intended commercial communications purposes before the end of Satellite Stated Life, in either case due to the failure of the Satellite to meet the requirements of the Performance Specification, including without limitation loss of power or on-board propellant, even if the relevant Transponder itself meets the requirements of the Performance Specification.

                            ARTICLE 2 - SCOPE OF WORK


2.1      Provision of Services and Materials

         Contractor shall provide the necessary personnel, material, services, and facilities to: design, manufacture, test, Launch and deliver on orbit to Purchaser, one (1) Satellite, together with all other Deliverable Items referred to in Article 3.1, in accordance with the following Exhibits, which are attached hereto and made a part hereof:

2.1.1    Exhibit A, Statement of Work, dated [TBD] (Document Reference No.
         [TBD]);

2.1.2 Exhibit B, Satellite Performance Specification, dated [TBD] (Document Reference No. [TBD]);

2.1.3 Exhibit C, Product Assurance Program Plan, dated [TBD] (Document Reference No. [TBD]);

2.1.4    Exhibit D, Satellite Program Test Plan, dated [TBD] (Doc No. [TBD]).

               ARTICLE 3 - DELIVERABLE ITEMS AND DELIVERY SCHEDULE


3.1      Deliverable Items

         Subject to the other terms and conditions of this Contract, the items to be delivered under this Contract are specified in the table below and the corresponding delivery schedules and locations are as follows:

   ITEM      DESCRIPTION               DELIVERY SCHEDULE               DELIVERY LOCATION
   ----      -----------               -----------------               -----------------
     1.      Satellite (EchoStar 9)    29 months after                 To 121 W.L. geostationary orbital
                                       EDC                             location.

     2.      Deliverable Data          Per SOW, Exhibit A              PMO

     3.      Support and Training      Per SOW, Exhibit A              Contractor's facilities and
                                                                       Purchaser's SCF

     4.      Ground Equipment          Per SOW, Exhibit A              Purchaser's SCF

         Contractor shall, at its cost, use its reasonable best efforts to obtain all U.S. and foreign Government approvals necessary to export and import the applicable Satellite, all Deliverable Items and Deliverable Data required hereunder, the Launch Vehicle and the individual components of the applicable Satellite, such Deliverable Items and Deliverable Data and the Launch Vehicle.

                                ARTICLE 4 - PRICE


4.1      Firm Fixed Price

         The total price to be paid by Purchaser and Skynet to Contractor for the Deliverable Items 1 through 4 set forth in Article 3.1 within the scope of work detailed in the Statement of Work, shall be a firm fixed price of $XXX (the "Firm Fixed Price"). The prices for those Deliverable Items subject to an option under this Contract, if any, are described in the particular Articles that set forth those options. The itemization of the Firm Fixed Price is as follows:

              Item Description                        Amount
              ----------------                        ------
              Satellite (EchoStar 9)                   $XXX

         The item price for such Satellite includes in-orbit delivery and all design, manufacturing, tests, In Orbit Incentives, Deliverable Data, training, Launch and placement into the assigned orbital location, Launch Vehicle, Launch Services, Launch Support Services, Mission Operations Support Services, risk management insurance, ground equipment and shipment and transportation, all in accordance with the terms and conditions of this Contract, as specified herein. The item price also includes, and Contractor shall indemnify, defend and hold Purchaser, its Affiliates, directors, officers, employees, shareholders and agents harmless from and against, all applicable taxes, duties and similar liabilities whatsoever imposed by any governmental entity in connection with this Contract, except any tax on the sale to Purchaser resulting from Purchaser's election to exercise the Ground Storage option in Article 33.

         Purchaser's share of the Firm Fixed Price is One Hundred Twenty Nine Million Dollars ($129,000,000). The remaining Ninety Three Million Dollars ($93,000,000) shall be paid by Skynet directly to Contractor (the "Skynet Portion"). Purchaser does not guarantee payment of the Skynet Portion, and Contractor agrees to look solely and exclusively to Skynet for payment of the Skynet Portion. Failure of Skynet to make payment of the Skynet Potion, when due, shall not be considered a breach or default of this Contract and Contractor shall nonetheless still be obligated to fully perform its obligations and duties under this Contract. Contractor acknowledges and agrees that Purchaser shall have no liability to Contractor whatsoever in the event that Skynet fails to make timely payment of the Skynet Portion, and that Contractor shall have no recourse whatsoever against Purchaser in such case.

                              ARTICLE 5 - PAYMENTS

5.1      Payment Plan

         Absent a bona fide dispute, payments by Purchaser to Contractor of its portion of the Firm Fixed Price set forth in Article 4 and of the amounts for options, if any, exercised by Purchaser pursuant to this Contract, shall be in accordance with the Payment Plan applicable thereto.

5.2      Payment Conditions

         5.2.1 Payments. Absent a bona fide dispute, all payments due from Purchaser shall be paid no later than the date specified therefor as set forth in the Payment Plan, provided that: (i) Contractor submits to Purchaser an invoice with respect to each such payment no later than thirty (30) days prior to such due date; and (ii) Contractor completes the applicable milestone set forth in Attachment A no later than five (5) business days prior to such due date. Notwithstanding the foregoing, in the event that Contractor does not deliver an invoice to Purchaser at least thirty (30) days prior to such due date and/or does not achieve the relevant milestone, or provide a work-around that does not affect schedule and is otherwise acceptable to Purchaser, at least five (5) business days prior to such due date, Purchaser may suspend all payments until such time as the relevant invoice is received and milestone is completed. Within thirty (30) days following Purchaser's receipt of the relevant invoice or five (5) business days following Contractor's completion of the relevant milestone, whichever occurs later, Purchaser shall pay Contractor for all payments that were required to have been made but were not as a result of the suspension.

         5.2.2 Milestones. Notwithstanding the milestones set forth in Attachment A, if it becomes reasonably clear that problems with deliverables are reasonably likely to cause schedule delays, then all payments may be suspended, at Purchaser's option, and the date for payment of each subsequent payment delayed, by an amount of time equal to the difference between the originally scheduled delivery date for the Satellite set forth in Article 3 and the revised forecast delivery date. In the event that Contractor subsequently recovers all or a portion of the originally scheduled delivery date for the Satellite, payments will again be revised to reflect that recovery. Further, if, following completion of a milestone, a problem arises which requires rework of elements of the milestone, then payments may be suspended, at Buyer's option, until the milestone is again complete.

         5.2.3 Non-Warranty Payments. Absent a bona fide dispute, all amounts payable to Contractor with respect to non-warranty work performed pursuant to Article 15.3 shall be paid no later than thirty (30) days after submission of an invoice by Contractor certifying that such non-warranty work has been completed.

         5.2.4 Obligation to Pay. The failure of Contractor to deliver any invoice required hereunder shall not affect Purchaser's obligation hereunder to make any payments to Contractor. If Contractor shall not have delivered any invoice required hereunder within the time specified therefor, subject to the terms and conditions of this Article 5, the relevant payment due from Purchaser shall be payable thirty (30) days after receipt of such invoice.

5.3      Late Payment

         Except in the case of a bona fide dispute, in the event that any payment owed by one party to the other party is not made when due hereunder, without prejudice to the second party's other rights and remedies under this Contract, at law or in equity, the first party shall pay the other party interest at the rate of LIBOR + XXX until such time as payment is made. If a payment due to Contractor from Purchaser is not made by the date thirty (30) days after the date due hereunder, without prejudice to Contractor's other rights and remedies under this Contract, at law or in equity, Contractor may elect to cease performance of its obligations under this Contract, without prejudice or penalty. In such case, if Contractor subsequently resumes performance in lieu of termination pursuant to Article 23.5, the schedule, price and other affected provisions of this Contract shall be modified to compensate Contractor for its added reasonable, actual out-of-pocket costs plus a profit of twelve percent (12%) (and otherwise account for the non-economic impacts on Contractor) associated with such work stoppage. Notwithstanding the foregoing, in the event of a bona fide dispute between the Parties regarding a payment due hereunder, such dispute shall be resolved pursuant to
         Article 25 hereof, and Contractor shall have no right during the penance of such dispute to stop work under this Contract because of such dispute.

5.4      Invoices

         Invoices required to be delivered by Contractor hereunder shall be submitted to Purchaser (original plus one (1) copy) at the following address:

                           EchoStar Orbital Corporation
                           5701 South Santa Fe
                           Littleton, CO  80120
                           ATTN.: Rohan Zaveri
                           (with copies to David Moskowitz and Charlie Ergen)

         or to such other address as Purchaser may specify in writing to Contractor.

5.5      Payment Bank

         All payments made to Contractor hereunder shall be in U.S. currency and shall be made by electronic funds transfer to the following account:

                           BANK OF AMERICA
                           SPACE SYSTEMS/LORAL, INC.
                           ACCOUNT NO. 75-69165
                           CHICAGO, ILLINOIS
                           ABA #071-000-039

         or by check to:

                           Space Systems/Loral
                           3825 Fabian Way
                           Palo Alto, CA 94303
                           Attn: Ronald Haley

         or to such other account or address as Contractor may specify in writing to Purchaser.

                      ARTICLE 6 - PURCHASER-FURNISHED ITEMS


6.1      Purchaser-Furnished Support

         To enable Contractor to perform Launch Support and Mission Operations Support Services, Purchaser shall timely make available to Contractor the Purchaser-furnished equipment, facilities and services described in the Statement of Work. Such equipment, facilities and services shall be in good working condition and adequate for the required purpose and shall be made available free of charge for Contractor's use (including Acceptance inspection pursuant to Article 11) during the period commencing sixty (60) days prior to such Launch and continuing through completion of the Satellite Acceptance Review. Purchaser and Contractor will conduct an interface meeting approximately one hundred eighty
         (180) days prior to such Launch to confirm the availability and adequacy of Purchaser-furnished equipment, facilities and services.

6.2      Communications Authorizations

         Purchaser shall be responsible, at its cost and expense, for preparing, coordinating and filing all applications for licenses with the FCC, if required to do so, for the Launch and operation of the Ku-Band and Ka-Band payloads on a Satellite. Contractor shall timely provide Purchaser with all reasonable assistance, at no additional cost to Purchaser, requested by Purchaser in connection with Purchaser's performance of the above-specified tasks, and in connection with the filing of any technical filings required to be made by Purchaser with the FCC.

6.3      Radio Frequency Coordination

         Purchaser shall be responsible for the timely preparation and submission of all filings required by the International Telecommunication Union (or any successor agency thereto) regarding radio frequency and orbital position coordination for the Ku-Band and Ka-Band payloads. Such filings shall be made in accordance with the Radio Regulations of the International Telecommunication Union (or any successor agency). Contractor shall timely provide Purchaser with all reasonable assistance, at no additional cost to Purchaser, requested by Purchaser in connection with Purchaser's performance of the above-specified tasks.

6.4      Licenses and Permits

         Except as set forth in Articles 6.2 and 6.3 above, Contractor shall be responsible, at its sole cost and expense, for securing any and all permits and licenses for the construction, transportation and Launch of a Satellite (other than FCC construction permits for the Ku-Band and Ka-Band payloads).

6.5      Satellite Performance Data

         In the event of a Satellite Anomaly that occurs during the life of a Satellite, Purchaser shall timely provide Contractor with or give Contractor access to any data Contractor may reasonably require to investigate or correct (if Contractor is able to do so) such Satellite Anomaly or make or settle any insurance claim relating to such Satellite Anomaly.

6.6      Late Delivery of Purchaser-Furnished Items or Services

         The late delivery of Purchaser-furnished items, individually or combined, shall be considered an event beyond the reasonable control of Contractor, and Contractor shall be entitled to a reasonable adjustment in price, schedule, and other affected terms for such late delivery.

           ARTICLE 7 - COMPLIANCE WITH U.S. EXPORT LAWS AND DIRECTIVES


7.1      Technical Information, Deliverable Data and Technical Services

         7.1.1 Any obligation of either Party hereunder to provide technical information, Deliverable Data or technical services to the other Party or its representatives shall be subject to applicable U.S. Government export control and security laws, regulations, policies and license conditions. The Parties shall work cooperatively and in good faith to implement this Contract consistent with such laws, regulations, policies and license conditions.

         7.1.2 If and to the extent required by U.S. law, the Parties and/or their representatives shall enter into U.S. Government-approved agreement(s), separate from this Contract, governing the Party's provision of technical information, Deliverable Data or technical services in connection with this Contract.

7.2      No Retransfer

         The Parties shall not transfer to any "foreign person", as defined in the International Traffic in Arms Regulations (22 C.F.R. Section 120.1) technical information, Deliverable Data or technical services furnished hereunder, except as expressly authorized by the U.S. Government in accordance with U.S. export control laws. THE PARTIES UNDERSTAND AND WARRANT THAT THEY SHALL NOT RE-EXPORT, TRANSFER OR DIVERT ANY ITEM EXPORTED UNDER OR IN CONNECTION WITH THIS CONTRACT TO ANY "FOREIGN PERSON" WITH A NATIONALITY OTHER THAN CONTRACTOR'S OR PURCHASER'S, RESPECTIVELY, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE U.S. GOVERNMENT.

                     ARTICLE 8 - ACCESS TO WORK IN PROGRESS


8.1      Work in Progress at Contractor's Plant

         Subject to Article 7 and Article 8.5 and to compliance with Contractor's safety and security regulations, Purchaser's and Skynet's employees (and representatives, consultants or agents, subject to the prior approval of Contractor, which approval shall not be unreasonably withheld or delayed) shall be allowed access to work being performed at Contractor's facility for the Satellite and other Deliverable Items, for the purpose of observing the progress of such work and otherwise confirming Contractor's compliance with this Contract. Notwithstanding anything to the contrary set forth herein, the fact that Purchaser and/or Skynet have observed work performed hereunder shall not be deemed Purchaser's Acceptance or approval of such work.

8.2      Work in Progress at Subcontractors' Plant

         Subject to Article 7 and Article 8.5, to the extent permitted by Contractor's subcontractors supplying services or goods in connection with the Satellite and subject to each such subcontractor's safety and security regulations, Contractor shall allow Purchaser's and Skynet's employees (and representatives, consultants or agents, subject to the prior approval of Contractor, which approval shall not be unreasonably withheld or delayed) access to work being performed with respect to the Satellite in each such subcontractor's plants for the purpose of observing the progress of such work and otherwise confirming Contractor's compliance with this Contract, subject to the right of Contractor to accompany Purchaser and/or Skynet on any such visit to a subcontractor's plant; provided, however, that Purchaser and/or Skynet may conduct an unaccompanied observation in the event that Contractor fails to furnish a representative after reasonable written notice of Purchaser's or Skynet's observation request. Contractor will use reasonable efforts to obtain permission for such access to subcontractor's facilities.

8.3      Remedy for Non-Compliance

         Purchaser may inform Contractor in writing of any particulars in which Purchaser observes that work being performed under this Contract is non-compliant, and Contractor shall remedy such non-compliance at Contractor's expense, promptly upon receipt of notice thereof.

8.4      On-Site Facilities for Purchaser's Personnel

         Subject to Article 7 and Article 8.5, for the purpose of monitoring the progress of the work to be performed by Contractor hereunder and otherwise confirming Contractor's compliance with this Contract, Contractor shall provide private office facilities at or proximate to Contractor's plant (which private office facilities shall in all cases at least be co-located with Contractor's program management office) for two (2) resident employees of Purchaser (or Purchaser's duly appointed representatives, consultants and agents, subject to the prior approval of Contractor, which approval shall not be unreasonably withheld or delayed) through Acceptance of the last Satellite ordered hereunder (or for a reasonable period of time after the completion of the Satellite Acceptance Review, in the event that Purchaser exercises its option under Article 29.2 to direct Contractor not to provide insurance for a Satellite). The office facilities to be provided shall include a reasonable amount of private office space, office furniture, local and reasonable long distance telephone service, access to copy machines and access to facsimile machines, to the extent necessary to enable such personnel to monitor the progress of work and otherwise confirm Contractor's compliance with this Contract.

8.5      Competition/Foreign Persons as Purchaser Representatives

         Purchaser's representatives, consultants and agents shall not be in direct competition with Contractor, meaning they shall not currently be employed by companies or entities that are in the business of manufacturing communication satellites. Purchaser shall notify Contractor in writing of the name, title or function, business relationship, employer and such other information as may be reasonably requested by Contractor, with respect to each of its intended representatives, consultants and agents, and cause each such representative, consultant and agent to execute a confidentiality agreement directly with Contractor in form and substance reasonably satisfactory to Contractor and containing terms substantially the same as those set forth in Article 35. Contractor may deny access to Contractor provided office facilities to any representative, consultant or agent of Purchaser upon Contractor's reasonable determination that such consultant or agent is, by reason of its business or affiliations, in direct competition with Contractor.

         Contractor shall apply for and, once issued, maintain all U.S. Government export licenses and approvals needed for Purchaser's employees and representatives, agents and consultants who are citizens of a country other than the U.S., to access Contractor's and its subcontractors' facilities or technical data in connection with the performance of this Contract. Purchaser shall cooperate with Contractor and provide the support necessary for Contractor to apply for and maintain such export licenses and approvals, and shall promptly notify Contractor of any occurrence or change in circumstances of which it becomes aware that is relevant to or affects such export license and approvals. IN NO EVENT SHALL CONTRACTOR BE OBLIGATED UNDER THIS CONTRACT TO PROVIDE ACCESS TO CONTRACTOR FACILITIES, TO TRANSFER

         ANY TECHNICAL INFORMATION OR DELIVERABLE DATA OR TO PROVIDE ANY TECHNICAL SERVICES, TO ANY PERSON EXCEPT IN COMPLIANCE WITH APPLICABLE U.S. EXPORT CONTROL LAWS, REGULATIONS, POLICIES AND LICENSE CONDITIONS, AS REASONABLY CONSTRUED BY CONTRACTOR.

8.6      Interference with Operations

         Purchaser shall exercise its rights under this Article 8 in a manner that does not unreasonably interfere with Contractor's or its subcontractors' normal business operations or Contractor's performance of its obligations under this Contract or any agreement between Contractor and its subcontractors.

8.7      Notification

         Notwithstanding any other provision of this Contract, Contractor shall advise Purchaser immediately by telephone and confirm in writing any event, circumstance or development which materially threatens the quality of, or the delivery schedule for, any Satellite or component part thereof, as well as any other Deliverable Items to be provided hereunder.

                ARTICLE 9 - SATELLITE PRE-SHIPMENT REVIEW (SPSR)


9.1      Purchaser to Review

         Purchaser shall conduct a review of each Satellite prior to shipment by Contractor to the Launch Site in accordance with the terms of this
         Article 9 and the Statement of Work (each a "Satellite Pre-Shipment Review" or "SPSR").

9.2      Time, Place and Notice of SPSR; Failure to Conduct

         Each SPSR shall take place at Contractor's facility. Contractor shall notify Purchaser in writing at least thirty (30) days prior to the date that each Satellite shall be available for SPSR, which shall be the scheduled date for commencement of such SPSR. If Purchaser cannot commence such SPSR on such scheduled date, Contractor shall make reasonable efforts to accommodate Purchaser's scheduling requirements.

9.3      Conduct and Purpose of SPSR

         Each SPSR shall be conducted in accordance with the pertinent Sections of the Statement of Work. The purpose of each SPSR shall be to review test data and analyses for the subject Satellite to determine whether such Satellite meets applicable Performance Specification requirements and is therefore ready for shipment to the Launch Site.

9.4      Waivers or Pending Waivers

         At the earliest possible time, but at least ten (10) days before the commencement of the SPSR for the Satellite or the Acceptance inspection for any Deliverable Item pursuant to Article 11, Contractor shall submit to Purchaser any request for a waiver of, or deviation from, provisions(s) of the Performance Specification applicable to the Satellite or Deliverable Item. Each such waiver or deviation approved by Purchaser shall be deemed an amendment to the Performance

         Specification permitting such waiver thereof, or deviation therefrom, effective on or after the date of such approval for the Satellite or Deliverable Item. Purchaser shall, in keeping with customary industry practice, consider each waiver or deviation request in good faith and shall not unreasonably withhold or delay its consent to any such request.

9.5      Purchaser's Inspection Agents

         Purchaser may, subject to prior written notice to Contractor, cause any representative, consultant or agent designated by Purchaser to observe the SPSR pursuant to this Article 9; provided, however, that the provisions of Article 7 and Article 8.5 shall apply to any such representative, consultant or agent.

9.6      SPSR Results

         Within a reasonable time after completion of the SPSR for the Satellite, Purchaser shall notify Contractor in writing of the results of the SPSR pursuant to this Article 9 with respect to the Satellite. Provided Purchaser is in compliance with its contractual obligations hereunder, such Satellite shall be prepared and shipped to the Launch Site for Launch upon successful completion of the SPSR. In the event that such SPSR discloses any non-conformance of the Satellite to the requirements of the Performance Specification not the subject of any waivers or deviations approved by Purchaser pursuant to Article 9.4, Purchaser's notice shall state each such non-conformance (with reference to the applicable requirement of the Performance Specification deemed not met), and Contractor shall correct or repair each such non-conformance and resubmit such Satellite for SPSR in accordance with this Article 9 as to each corrected or repaired element.

9.7      Inspection Equipment and Facilities

         Contractor shall make available to Purchaser such equipment and facilities as Purchaser may require to conduct any preshipment inspections. All costs and expenses incurred by Purchaser and its agents to dispatch its personnel for pre-shipment inspections, including travel and living expenses, shall be borne solely by Purchaser.

9.8      Correction of Deficiencies after SPSR

         If at any time following the SPSR for a Satellite, but prior to Launch, Contractor becomes aware that such Satellite fails to meet the Performance Specification, as may be modified as of such time pursuant to Article 9.4, Contractor shall promptly correct such deficiencies at its own cost and expense.

9.9      Warranty Obligations

         In no event shall Contractor be released from any of its warranty obligations as set forth in Article 15 hereof as a result of any Satellite having successfully passed the pre-shipment inspection set forth in this Article 9.

9.10     Repaired or Replaced Satellites

         The provisions of this Article 9 shall apply to corrected, repaired or replaced Satellites.

           ARTICLE 10 - SATELLITE ACCEPTANCE - PARTIAL AND TOTAL LOSS

10.1     Satellite Acceptance Procedure

         Following the successful completion of the SPSR for the relevant Satellite pursuant to Article 9, including without limitation the correction of any non-conforming items pursuant to Article 9.6, Contractor shall transport such Satellite, in accordance with Contractor's standard commercial practices, to the Launch Site and proceed with the Launch of such Satellite. During the period between the successful completion of SPSR and Launch, Purchaser shall have the continuing right to monitor, observe, evaluate and inspect the Satellite. Thirty (30) days prior to the then-scheduled Launch of the Satellite, Contractor shall notify Purchaser of the IOT schedule with respect to the Satellite. Purchaser may observe and participate in such IOT at Purchaser's, Skynet's and/or Contractor's location, at Purchaser's election, subject to applicable U.S. Government and Contractor security and export restrictions.

         When, in the reasonable assessment of Contractor, IOT has been completed for a Satellite, Contractor shall submit the IOT results to Purchaser and shall either (i) certify to Purchaser by delivery of a Satellite Acceptance Certificate pursuant to the SOW that such Satellite meets the applicable criteria for Acceptance set forth in
         Article 10.2 or (ii) certify to Purchaser by means of a written notice that the Satellite is a Total Loss.

         Within seventy-two (72) hours after Contractor provides the certified IOT results to Purchaser with respect to the Satellite, Contractor and Purchaser shall hold a Satellite Acceptance Review as defined in the SOW. Within a reasonable period of time after completion of such review, Purchaser shall either accept such Satellite in writing in accordance with Article 10.2 ("Acceptance" with respect to such Satellite), or reject such Satellite in writing as a Total Loss, in which event the provisions of Article 10.4 shall apply.


         If Purchaser shall reject the Satellite as a Total Loss hereunder, and Contractor disputes such rejection, rejection shall be deemed to have occurred with respect to such Satellite pending resolution of such dispute pursuant to Article 25. Should Purchaser's rejection be sustained pursuant to Article 25, the provisions of Article 10.4 shall apply to such Satellite. If such rejection is not sustained, Purchaser shall promptly pay to Contractor all amounts that should have been paid to Contractor if the Satellite was Accepted, plus interest in accordance with Article 5.3 at the rate of LIBOR + 2% per annum.

         Contractor may elect to conduct the IOT eclipse test set forth in the Program Test Plan with respect to a Satellite during the first eclipse season after IOT is otherwise completed. In such case, Satellite Acceptance or rejection for such Satellite shall occur on the basis of IOT results excluding the IOT eclipse test. For a Satellite that is accepted pursuant to Article 10.1 on the basis of IOT results excluding the IOT eclipse test, the results of the later IOT eclipse test will be provided to Purchaser for Satellite performance characterization and insurance purposes only and shall in no way affect Acceptance of such Satellite.

10.2     Satellite Acceptance Criteria

         Purchaser shall be obligated to accept a Satellite as set forth in
         Article 10.1 if, as of the completion of the Satellite Acceptance Review with respect to the Satellite, there has not been both: (i) a Total Loss, as determined on the basis of the Ku-Band and Ka-Band Transponders, and (ii) a total loss of the C-Band payload, as determined using the criteria for determining a Total Loss, except that such determination shall be based solely upon the C-Band Transponders, as opposed to the Ku-Band and Ka-Band Transponders.

10.3     Partial Loss Payment

         If a Satellite (focusing solely on Ku-Band and Ka-Band payloads) experiences a Partial Loss at any time during the period starting at Intentional Ignition and ending one (1) year after Launch, Purchaser shall be entitled to payment of a Partial Loss Amount calculated pursuant to Article 24. Such Partial Loss Amount shall be paid by Contractor to Purchaser upon the earlier to occur of: (i) 180 days after the Partial Loss occurs and is known to Contractor, or (ii) ten
         (10) days after Contractor receives proceeds for the Partial Loss from the carrier that issued the risk management insurance policy described in Article 39 or 29.3, as applicable.

10.4     Total Loss of a Satellite

         10.4.1 If, with respect to a Satellite or a Replacement Satellite (as defined below), at any time during the period starting at Intentional Ignition and ending one (1) year after Launch, there shall occur a Total Loss (such Satellite a "Total Loss Satellite"), Contractor shall pay to Purchaser the greater of:
                  (i) total amount paid by Purchaser to Contractor for the Total Loss Satellite, or (ii) the amount of the insurance procured for the Ku-Band and Ka-Band payloads on such Total Loss Satellite by Contractor pursuant to Article 39.1 or 29.3, as applicable, below (less any portion of the Firm Fixed Price due and owing to Contractor from Purchaser hereunder), in either case Purchaser shall have no further obligation to make any further payments of the Firm Fixed Price to Contractor hereunder.

                  Any amounts owed by Contractor under the immediately preceding paragraph shall be made by Contractor to Purchaser upon the earlier to occur of: (i) 180 days after the Total Loss occurs and is known by Contractor, or (ii) ten (10) days after Contractor receives proceeds for the Total Loss from the carrier that issued the risk management insurance policy described in Article 39 or 29.3, as applicable. Notwithstanding anything to the contrary herein, if a bona fide dispute exists as to whether or not the Satellite or Replacement Satellite is a Total Loss, Contractor shall not be obligated to refund any amounts paid until after the dispute is resolved.

         10.4.2 In lieu of Purchaser receiving payment of the appropriate amount set forth in Article 10.4.1, if, with respect to a Satellite (but not a Replacement Satellite), at any time during the period starting at Intentional Ignition and ending one (1) year after Launch, there has been both (i) a Total Loss, as determined on the basis of the Ku-Band and Ka-Band Transponders, and (ii) a total loss of the C-Band payload, as determined using the criteria for determining a Total Loss, except that such determination shall be based solely upon the C-Band Transponders, as opposed to the Ku-Band and Ka-Band Transponders, and both Purchaser and Skynet direct Contractor in writing to construct and Launch a Replacement Satellite (as defined below), then Contractor shall provide a new Satellite (a "Replacement Satellite") substantially identical to the Total Loss Satellite, which complies in all respects with the Performance

                  Specification, in accordance with the terms and conditions of this Contract, to be delivered on orbit (provided that Contractor shall not use a Launch Vehicle, the failure of which resulted in the loss of the previous Satellite, without Purchaser's prior written consent, which consent may be withheld in Purchaser's reasonable judgment) to the location specified in Article 3 within 27 months after the later to occur of (i) Purchaser exercising this option or (ii) the parties resolving any dispute as to whether or not a Total Loss has occurred; or

                  If the option set forth in this Article 10.4.2 is selected by Purchaser, Purchaser shall remain obligated to pay the remaining unpaid portion of the Firm Fixed Price in accordance with the terms of this Contract, except that the timing of such remaining Payments shall be equitably adjusted to accommodate the construction schedule for the Replacement Satellite.

         10.4.3 Upon the occurrence of a Total Loss with respect to a Satellite or a Replacement Satellite, and as a condition to Contractor performing as required under this Article 10.4, Purchaser shall:

                  (i) Promptly refund to Contractor any Partial Loss Amount previously paid by Contractor to Purchaser with respect to such Total Loss Satellite; and

                  (ii) Cease to operate or use the Ku-Band and Ka-Band payloads on such Satellite or Replacement Satellite that results in a Total Loss promptly upon the occurrence of such Total Loss, and, in the event that Acceptance of such Satellite or Replacement Satellite shall have previously occurred, Purchaser shall release any right, title and interest it may have in the Ku-Band and Ka-Band payloads and Purchaser's ownership interest in the Common Elements (as defined in the Agreement between Purchaser and Skynet of even date herewith) of such Satellite or Replacement Satellite to Contractor and shall promptly discharge or cause to be discharged, at its expense, any lien, security interest, charge or other claim on the Ku-Band and Ka-Band payloads and Purchaser's ownership interest in the Common Elements of such Satellite or Replacement Satellite or on any part thereof.

10.5     TT&C

         If the Satellite experiences a material Anomaly at or prior to handover of the Satellite, Contractor agrees to fly the Satellite until the earlier to occur of: (i) all material anomalies being resolved; (ii) insurance for all material anomalies being paid to Purchaser; or (iii) Purchaser informing Contractor that it desires to use the Satellite for commercial purposes (provided that, in such instance, Contractor shall continue to fly the Satellite until such time as all material anomalies are fully understood by both parties and Contractor has properly trained Purchaser how to fly the Satellite in such anomalous condition).

10.6 Scope of Coverage. For clarification purposes, the Parties acknowledge and agree that Contractor's obligation to make payments for a Total Loss or Partial Loss under this Contract only apply with respect to Ku-Band and Ka-Band transponders. The Parties further acknowledge and Agree that, except as otherwise set forth in Article 10.4.2, Contractor's obligations to Skynet with respect to total loss or partial loss of the C-Band Transponders and/or Skynet's ownership interest in the Common Elements will be dealt with under a separate arrangement between Contractor and Skynet.

         Notwithstanding anything to the contrary herein, in the event that the insurance policy procured by Contractor pursuant to Article 39.1 or
         29.3 below, if any, provides broader coverage than the Total Loss and Partial Loss coverage provided hereunder, then Purchaser shall be entitled to receive the benefit of such broader coverage.

         In addition, if the overall Satellite experiences an Anomaly which will affect the use of one or more Transponders, and a decision must be made as to which Transponder(s) shall be affected, then such decision shall be made in accordance with the terms and conditions of the Agreement between Purchaser and Skynet of even date herewith. If this situation arises, Contractor shall have no obligations under this Article 10 until such decision is communicated to Contractor.




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



 ARTICLE 11 - ACCEPTANCE INSPECTION FOR DELIVERABLE ITEMS OTHER THAN SATELLITES

11.1     Inspection of Deliverable Items of Hardware Other Than Satellites

         With respect to each Deliverable Item of hardware other than Satellites, Purchaser shall perform Acceptance inspection within ten
         (10) business days after Contractor has notified Purchaser that such Deliverable Item has arrived at the location designated for delivery thereof in Article 3.1. Such Acceptance inspection shall be conducted in accordance with the procedures described in the Statement of Work. The purpose of the Acceptance inspection shall be to determine whether each such Deliverable Item meets applicable Performance Specification requirements as of the date of such delivery, as such requirements may have been modified pursuant to Article 11.3.

11.2     Purchaser's Inspection Agents

         Purchaser may, upon giving prior written notice to Contractor, cause any representative, consultant or agent designated by Purchaser to conduct the Acceptance inspection pursuant to this Article 11 in whole or in part; provided, however, that the provisions of Article 7 and
         Article 8.5 shall apply to any such representative, consultant or agent and representative, consultant or such agent shall comply with Contractor's safety and security regulations.

11.3     Pending Waivers

         Waivers of or deviations from the Performance Specification applicable to any Deliverable Item subject to Acceptance inspection pursuant to this Article 11 shall be addressed in the same manner as set forth in
         Article 9.4.

11.4     Acceptance Inspection Results

         Within a reasonable time after completion of Acceptance inspection pursuant to this Article 11 for any Deliverable Item, Purchaser shall notify Contractor in writing of the results of such Acceptance inspection. In the event that such Acceptance inspection demonstrates conformity of such Deliverable Item to the applicable requirements of the Performance Specification, such Deliverable Item shall be deemed accepted by the Purchaser for all purposes hereunder ("Acceptance" with respect to each such Deliverable Item other than a Satellite), and Purchaser's notice shall so state. In the event that such Acceptance inspection discloses any non-conformance of such Deliverable Item to the applicable requirements of the Performance Specification, Purchaser's notice shall detail each such non-conformance (with reference to the applicable requirement of the Performance Specification deemed not met), and Contractor shall correct or repair such non-conformance and resubmit such Deliverable Item for Acceptance inspection in accordance with this Article 11 as to each such corrected or repaired element.

11.5     Acceptance Inspection; Equipment and Facilities

         Contractor shall make available to Purchaser such equipment and facilities as Purchaser may require to conduct any preshipment inspections. All costs and expenses incurred by Purchaser or its agents to dispatch its personnel for acceptance inspections, including travel and living expenses, shall be borne solely by Purchaser.

11.6     Warranty Obligations

         In no event shall Contractor be released from any of its warranty obligations applicable to any Deliverable Item as a result of such Deliverable Item having been Accepted as set forth in this Article 11.

11.7     Repair or Replace Deliverable Items.

         The provisions of this Article 11 shall apply to corrected, repaired or replaced Deliverable Items other than Satellites.

11.8     Deliverable Data

         Purchaser shall, within ten (10) business days of delivery by Contractor to the location designated in Article 3.1 of Deliverable Data requiring Purchaser approval pursuant to the Statement of Work, notify Contractor in writing that such Deliverable Data has been accepted in accordance with the Statement of Work ("Acceptance" with respect to each such item of Deliverable Data), or advise Contractor in writing that such Deliverable Data does not comply with the applicable requirements of the Statement of Work, identifying each particular of such non-compliance. Contractor shall promptly correct any non-compliant aspect of such Deliverable Data described in such Notice from Purchaser, and re-submit it to Purchaser for inspection pursuant to this Article 11.7.


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

                  ARTICLE 12 - DELIVERY, TITLE AND RISK OF LOSS


12.1     Satellites

         Delivery of the Satellite shall occur, and risk of loss of, and title to, the Satellite shall pass from Contractor to Purchaser, upon Acceptance of such Satellite pursuant to Article 10.1.

         EXCEPT WITH RESPECT TO WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY CONTRACTOR, UPON AND AFTER LAUNCH OF THE LAUNCH VEHICLE FOR A SATELLITE, CONTRACTOR'S SOLE FINANCIAL RISK, AND THE SOLE AND EXCLUSIVE REMEDIES OF PURCHASER OR ANY PARTY ASSOCIATED WITH PURCHASER, WITH RESPECT TO THE USE OR PERFORMANCE OF SUCH SATELLITE (INCLUDING WITH RESPECT TO ANY ACTUAL OR CLAIMED DEFECT CAUSED OR ALLEGED TO BE CAUSED AT ANY TIME BY CONTRACTOR OR ANY OF ITS SUBCONTRACTORS), SHALL BE AS SET FORTH IN ARTICLES 4.1, 10, 13, 15, 19, 20, AND 24. IN ALL CASES CONTRACTOR'S LIABILITY SHALL BE SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN ARTICLE 34. WITHOUT PREJUDICE TO PURCHASER'S RIGHTS UNDER ARTICLES 10 AND 24, CONTRACTOR MAKES NO WARRANTY AS TO THE PERFORMANCE OF ANY LAUNCH VEHICLE.

12.2     Deliverable Items Other Than Satellites

         Delivery and risk of loss of, and title to, each Deliverable Item of hardware other than Satellites shall pass from Contractor to Purchaser upon Acceptance of such Deliverable Item pursuant to Article 11.4. Purchaser's rights in Deliverable Data are as set forth in Article 36.

                                ARTICLE 13 - XXX


XXX



                       ARTICLE 14 - INTENTIONALLY DELETED



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                              ARTICLE 15 - WARRANTY

15.1     Terms and Period of Warranty

         15.1.1 Satellites. Contractor warrants that each Satellite delivered under this Contract shall be free from any defects in design, material or workmanship and shall be manufactured and perform in conformity with the Performance Specification (as may be waived pursuant to Article 9.4) applicable to the Satellite in every respect. Prior to Launch, Contractor shall, at its sole cost and expense, correct any defects in design, material and workmanship in compliance with Article 9. After Launch, Contractor's sole obligation and liability in breach of this warranty is to comply with Articles 4.1, 10, 15.2.1 and 24. Contractor makes no warranty regarding the performance of the Satellite from and after the Launch of the Satellite. Nothing in this Article 15.1.1 shall be construed to limit or otherwise affect Contractor's obligations under Articles 19 and 20.

         15.1.2 Deliverable Items of Hardware Other Than Satellites. Contractor warrants that each Deliverable Item of hardware other than the Satellite delivered under this Contract shall be manufactured and will perform in conformity with the Performance Specification (as may be waived pursuant to Article 11.3) applicable to such Deliverable Item in every respect and will be free from defects in design, materials and workmanship during the period commencing on the date of Acceptance of such Deliverable Item pursuant to Article 11 and ending on the first anniversary thereof.

         15.1.3 Disclaimer. EXCEPT AND TO THE EXTENT PROVIDED IN ARTICLE 15.1 AND ARTICLE 15.4, CONTRACTOR HAS


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                  NOT MADE NOR DOES IT HEREBY MAKE ANY REPRESENTATION OR
                  WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, OPERATION, CONDITION, QUALITY, SUITABILITY OR MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH REGARD TO ANY SATELLITE OR ANY OTHER DELIVERABLE ITEM.

15.2     Repair or Replacement

         15.2.1   Satellite Anomalies.

                  Contractor shall investigate any Satellite Anomaly in any Satellite arising during the life of the Satellite, and use reasonable best efforts to correct any such Satellite Anomaly that is correctable by Contractor from Purchaser's SCF using the facilities and equipment available at such site.

                  WITHOUT PREJUDICE TO PURCHASER'S RIGHTS UNDER ARTICLES 19 AND 20, CONTRACTOR SHALL HAVE NO LIABILITY TO PURCHASER OR TO THIRD PARTIES ARISING FROM ANY ADVICE OR ASSISTANCE THAT CONTRACTOR OR ANY SUBCONTRACTOR OR AGENT OF CONTRACTOR MAY PROVIDE IN RESPECT OF A SATELLITE AFTER LAUNCH, REGARDLESS OF CAUSE OR LEGAL THEORY, INCLUDING NEGLIGENCE, EXCEPT WITH RESPECT TO: (1) WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY CONTRACTOR, AND (2) PURCHASER'S RIGHTS AND CONTRACTOR'S DUTIES AND OBLIGATIONS UNDER ARTICLES 4.1, 10, 13, 15.2.1


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


                  AND 24. IN ALL CASES CONTRACTOR'S LIABILITY SHALL BE SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN ARTICLE 34.

         15.2.2   Deliverable Items of Hardware Other Than Satellites.

                  Without prejudice to Purchaser's right and Contractor's duties and obligations under Articles 4.1, 19 and 20, during the period specified in Article 15.1.2 for any Deliverable Item of hardware other than a Satellite, as Purchaser's sole and exclusive remedy, any defect in such Deliverable Item discovered by Purchaser shall be remedied by Contractor at Contractor's expense by repair or replacement of the defective component (at Contractor's election). For any such Deliverable Item, Contractor shall determine if repair or replacement is required to be performed at Contractor's plant. If required, Purchaser shall ship to Contractor's designated facility any such Deliverable Item. Contractor shall be responsible for the cost of shipment to such facility in accordance with its standard commercial practice (including any taxes and/or duties) of any such Deliverable Item, and the cost of return shipment, in accordance with its standard commercial practice, of any such Deliverable Item once repaired or replaced to Purchaser at the location designated therefor in Article 3.1. Risk of loss for such Deliverable Item shall transfer to Contractor upon delivery of such Deliverable Item to the shipping carrier by Purchaser, and risk of loss shall transfer to Purchaser for any such Deliverable Item once repaired or replaced pursuant to this Article 15.2.2 upon receipt thereof by Purchaser at the location designated therefor in Article
                  3.1. When necessary,


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

                  Contractor shall provide free of charge temporary equipment to be used while a repair is being performed.

15.3     Use Conditions Not Covered by Warranty

         With respect to Deliverable Items of hardware other than Satellites, the warranty under this Article 15 shall not apply if adjustment, repair, or parts replacement is required as a result, directly or indirectly, of accident, unusual physical or electrical stress beyond the unit's designed tolerances, negligence, misuse, failure of environmental control prescribed in operations and maintenance manuals, repair or alterations by any party other than Contractor or its agents, or by causes other than normal and ordinary use. The warranty provided pursuant to this Article 15 is conditioned upon Contractor being given access, if required, to Deliverable Items delivered at Purchaser's facility in order to effect any repair or replacement thereof. If the defect repaired or remedied by Contractor is not covered by the warranty provided pursuant to this Article 15, Purchaser shall pay Contractor the reasonable cost of such repair or replacement, transportation charges, and a twelve percent (12%) profit. Such repair costs shall be invoiced to Purchaser pursuant to the provisions of
         Article 5.

15.4     Warranty for Training and Services

         Contractor warrants that the training and other services it provides to Purchaser pursuant to this Contract will conform to reasonable industry standards at the time such training or other services are provided. In the event Contractor breaches this warranty, as Purchaser's sole remedy, Contractor shall apply reasonable efforts to correct the deficiencies in the provision of such training and other services where it is practicable to do so.


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                              ARTICLE 16 - CHANGES

16.1     Right to Adjustment

         Purchaser may from time to time, in writing, request a change within the general scope of this Contract to:


                  a) Order work in addition to the work provided for herein; or

                  b) Modify the whole or any part of the work provided for herein.


         If such change request causes an increase or decrease in the cost, or the time required for completion, of the work to be provided herein, or otherwise affects any other provision of this Contract, an equitable adjustment shall be made in the price, or delivery schedule, or both, and this Contract shall be modified in writing accordingly. Any claim by Contractor for adjustment under this Article 16 shall be deemed waived unless asserted in writing within sixty (60) days from the receipt by Contractor of the relevant change order. If the cost of supplies or materials made obsolete or excess as a result of a change is included in Contractor's claim for adjustment, Purchaser shall have the right to prescribe the manner of disposition of such supplies or materials. Nothing in this Article 16 shall excuse Contractor from promptly proceeding with the Contract as changed.

16.2     Cost Adjustments

         If Contractor or Purchaser claims a right to adjustment pursuant to
         Article 16.1 above, Contractor shall prepare and furnish to Purchaser the evidence reasonably necessary to establish the amount of any increase or decrease in the cost of, or the time required for, the performance of this Contract caused by the relevant change order.


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


         Subject to Article 16.3 below, the amount of any such cost increase or decrease will be calculated in accordance with Contractor's regularly established accounting practices and include a profit margin of twelve percent (12%). If requested by Purchaser, the amount of a particular claim shall be verified, at Contractor's and Purchaser's expense to be shared equally, by the independent certified public accounting firm normally used by Contractor.

16.3     Equitable Adjustment

         The Parties shall attempt to reach agreement as to any equitable adjustment that is appropriate pursuant to Article 16.1 above. Without relieving Contractor of the obligation to proceed promptly with the Contract as changed, in the event that the Parties are unable to reach agreement as to an equitable adjustment, the matter shall be determined in accordance with Article 25. During the pendency of such proceedings, Contractor shall proceed with the work required under this Contract as changed and Purchaser shall pay Contractor all amounts not in dispute.


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                           ARTICLE 17 - FORCE MAJEURE

17.1 Contractor and Purchaser shall not be responsible for late Delivery, delay of the final completion date or nonperformance of its contractual obligations due to Force Majeure. Force Majeure shall be any event beyond the reasonable control of a Party or its suppliers and subcontractors and shall include, but not be limited to: (1) acts of God; (2) acts of a public enemy; (3) acts of a government in its sovereign capacity (including any action or inaction affecting the import or export of items); (4) war and warlike events; (5) catastrophic weather conditions such as hurricanes, tornadoes and typhoons; (6) fire, earthquakes, floods, epidemics, quarantine restrictions, strikes, lockouts and other industrial disputes, sabotage, riot and embargoes; (7) non-availability of a Launch Vehicle or Launch Site for any reason beyond a Party's reasonable control; and
         (8) other unforeseen and extraordinary events, which in every case are beyond the reasonable control and without fault or negligence of a Party or its suppliers and subcontractors ("Force Majeure"). Upon the occurrence of Force Majeure, an equitable adjustment shall be negotiated in the schedule and other portions of this Contract affected by Force Majeure. The Party affected by a Force Majeure event shall provide reasonable notice to the other Party of a Force Majeure event. In the event that a Force Majeure event (other than the non-availability of a Launch Vehicle or Launch Site) occurs that extends for two-hundred and seventy (270) or more days or that the Parties reasonably believe will extend for two-hundred and seventy
         (270) or more days, either Party shall have the right to terminate this Contract upon delivery of written notice to the other party. In the event of a termination pursuant to the immediately preceding sentence, Contractor shall refund all payments made by Purchaser for Deliverable Items not previously Accepted by Purchaser and Purchaser shall have no further obligation to make any further payments of the Firm Fixed Price to Contractor hereunder.


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

17.2     Special Provision For Launch Vehicle Unavailability.

         As of EDC, Contractor intends to Launch each Satellite using a Zenit 3SL Launch Vehicle provided by the Sea Launch Limited Partnership (a "Sea Launch"). In the event that: (i) during the twelve (12) month period of time prior to the scheduled Launch of a Satellite a Zenit 3SL launch is unsuccessful due to a launch vehicle failure; (ii) at any time prior to the scheduled Launch of a Satellite, a Zenit 3SL launch is unsuccessful due to a launch vehicle failure and such unsuccessful launch is reasonably expected to cause a delay of more than [TBD] days in the Launch of the Satellite; (iii) a Satellite is scheduled to be Launched immediately following an unsuccessful Zenit 3SL launch due to a launch vehicle failure; (iv) or other reasons [TBD], then Purchaser shall have the right to direct Contractor to instead use the launch vehicle listed below that is expected to have the ability to launch the Satellite in the shortest period of time (plus or minus one month) after occurrence of the relevant event described in Subsections (i) through (iv) above, taking into consideration all relevant factors including without limitation integration and the procurement of any and all additional licenses necessary in connection therewith: (a) an Ariane 44L, (b) Delta IV, (c) Atlas V or (d) Proton Breeze M (assuming that the Proton Breeze M can accommodate the Satellite) (such direction a "Launch Vehicle Switch Direction"). Contractor shall be responsible for all additional costs to switch from a Sea Launch to an Atlas V, Delta IV or Proton Breeze M Launch Vehicle. In the event of switch to an Ariane 44L, Purchaser shall be responsible for the increased cost of the launch vehicle only, and Contractor shall be responsible for any and all additional costs to switch from a Sea Launch to an Ariane 44L, including without limitation integration and the procurement of any and all


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

         additional licenses necessary in connection therewith. Upon receiving a Launch Vehicle Switch Direction, Contractor shall procure a new Launch Vehicle in accordance with the procedures set forth in this Article
         17.2 and Contractor shall use its reasonable best efforts to ensure that such new Launch Vehicle is available for Launch with the least delay possible. Purchaser understands and acknowledges that in all likelihood Contractor will not be able to Launch the Satellite on the new Launch Vehicle until at least twelve (12) months after Contractor receives a Launch Vehicle Switch Direction. Contractor understands and acknowledges that in all likelihood the launch campaigns for the launch vehicles listed in Subsections (a) through (d) above will be at least one (1) month shorter than the launch campaign for a Zenit 3SL.



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                      ARTICLE 18 - PURCHASER DELAY OF WORK

Except in the case of a Force Majeure event, if the performance of all or any part of the work required of Contractor under this Contract is delayed or interrupted by Purchaser's failure to perform its contractual obligations within the time specified in this Contract or within a reasonable time if no time is specified, or an act by Purchaser that unreasonably interferes with Contractor's performance of its obligations under this Contract, Contractor shall give notice to Purchaser of the failure or act causing such delay or interruption. If Purchaser does not promptly cease such act or correct such failure, this Contract shall be equitably adjusted in the price, performance requirements, Delivery schedule, and any other terms of this Contract affected by such act or failure to act of Purchaser.


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


                          ARTICLE 19 - PATENT INDEMNITY


19.1     Indemnification

         Purchaser agrees that Contractor has the right to defend and, at Contractor's sole option to settle, and Contractor, at its own expense, hereby agrees to defend or, at Contractor's sole option to settle, and to indemnify and hold harmless Purchaser, and its Affiliates, and their respective officers, directors, employees, shareholders, agents and representatives from and against any and all claims, actions, suits or proceedings based on an allegation that the design or manufacture of any Deliverable Item or part thereof or the normal intended use, lease, sale or other disposition of any Deliverable Item or part thereof infringes any patent or other intellectual property right ("Intellectual Property Claim"), and shall pay any royalties and other liabilities adjudicated to be owing to the claimant (or, in Contractor's sole discretion, provided in settlement of the matter) as well as costs incurred in defending (including court costs and reasonable attorneys' fees) such Intellectual Property Claim; provided that Purchaser promptly notifies Contractor in writing of any such Intellectual Property Claim and gives Contractor the authority and all such assistance and information as may be requested from time to time by Contractor for the defense of such Intellectual Property Claim. Any such assistance or information which is furnished by Purchaser at the request of Contractor shall be at Contractor's expense.

         In any proceeding relating to an Intellectual Property Claim, any person or entity entitled to indemnification hereunder (an "Indemnified Party") shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, Contractor shall pay the fees and expenses of counsel retained by an Indemnified Party in the event that: (i) Contractor and such Indemnified Party shall have mutually


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         agreed to retention of such other counsel; or (ii) the named parties to any proceeding (including without limitation any impleaded parties) include both Contractor and such Indemnified Party and representation of both Contractor and such Indemnified Party by the same counsel would be inappropriate due to actual or potential conflict of interest between them.

19.2     Infringing Equipment

         If the design or manufacture of any Deliverable Item or the normal intended use, lease, sale or other disposition of any Deliverable Item under this Contract is enjoined as a result of an Intellectual Property Claim or is otherwise prohibited, Contractor shall (i) resolve the matter so that the injunction or prohibition no longer pertains, (ii) procure for Purchaser the right to use the infringing item or (iii) modify the infringing item so that it becomes non-infringing while remaining in compliance with the Performance Specification (as may be waived pursuant to Article 9.4) in all respects. If Contractor is unable to accomplish (i), (ii) or (iii) as stated above, Purchaser shall have right to terminate this Contract with respect to such Deliverable Item, return such Deliverable Item to Contractor (in space, with respect to an in-orbit Satellite), and receive a refund of the price paid for such Deliverable Item (less amounts unpaid for such item plus a reasonable allowance for depreciation).

19.3     Combinations and Modifications

         Contractor shall have no liability under this Article 19 for any Intellectual Property Claim arising solely from (i) use of any Deliverable Item in combination with other items, unless Contractor sold them as a combination intended to be so used or (ii) modifications of Deliverable Items after Acceptance, unless Contractor or one of its subcontractors (with the knowledge and consent of Contractor) made or specifically recommended such modifications.



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

19.4          Sole Remedies

              Except in the case of willful misconduct or Gross Negligence by Contractor, the remedies set forth in this Article 19 are Purchaser's sole and exclusive remedies for or related to any Intellectual Property Claim, and Contractor's liability under this
              Article 19 for any Intellectual Property Claim with respect to a Deliverable Item shall in no event exceed the Firm Fixed Price paid by Purchaser hereunder for such Deliverable Item. In all cases Contractor's liability shall be subject to the limitation of liability set forth in Article 34.


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          ARTICLE 20 - INDEMNITY FOR BODILY INJURY AND PROPERTY DAMAGE


20.1     Contractor's Indemnification of Purchaser

         Contractor shall defend, indemnify and hold harmless Purchaser, and its Affiliates, and their respective directors, officers, employees, shareholders, agents and representatives from and against all losses, damages, liabilities, suits and expenses (including, but not limited to, reasonable attorneys' fees) (collectively "Losses") attributable to third party claims for bodily injury or property damage, but only if such Losses were caused by, or resulted from, negligent acts or omissions, Gross Misconduct or willful misconduct by Contractor or its employees, agents, consultants or representatives. For the avoidance of doubt, and except for Losses resulting from the Gross Negligence or willful misconduct of Contractor, Contractor shall have no indemnity obligation under this Article 20.1 for any Losses with respect to the operation or use of a Satellite after Launch, even if such Losses are attributable to an act or omission of Contractor or its employees prior to Launch. In all cases Contractor's liability shall be subject to the limitation of liability set forth in Article 34.

20.2     Purchaser's Indemnification of Contractor

         Purchaser shall defend, indemnify and hold harmless Contractor, and its Affiliates, and their respective directors, officers, employees, shareholders, agents and representatives from and against all Losses attributable to third party claims for bodily injury or property damage, but only if such Losses were caused by, or resulted from, negligent acts or omissions, Gross Negligence or willful misconduct by Purchaser or its employees, agents, consultants or representatives.

20.3     Conditions to Indemnification

         The right to any indemnity specified in Article 20.1 or 20.2 shall be subject to the following conditions:


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         a.       The Party seeking indemnification shall promptly advise the other Party in writing of the filing of any suit or of any written or oral claim for indemnification upon receipt thereof and shall provide the other Party, at its request, with such assistance and information available to the indemnified party as is relevant to the defense such suit or claim. Any such assistance or information which is furnished by the indemnified Party at the request of the indemnifying Party shall be at the indemnifying Party's expense.

         b. The Party seeking indemnification shall not make any admission nor shall it reach a compromise or settlement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

         c. The indemnifying Party shall assist and shall have the right to assume, when not contrary to the governing rules of procedure, the defense of any claim or suit in settlement thereof and shall satisfy any judgments rendered by a court of competent jurisdiction in such suits and shall make all settlement payments.

         d. The Party seeking indemnification may participate in any defense at its own expense, using counsel reasonably acceptable to the indemnifying Party, provided there is no conflict of interest and that such participation would not adversely affect the conduct of the proceedings.

         e. Notwithstanding the foregoing, the indemnifying party shall pay the fees and expenses of counsel retained by an indemnified party in the event that: (i) the indemnifying party and such indemnified party shall have mutually agreed to retention of such other counsel; or (ii) the named parties to any proceeding (including without limitation any impleaded parties) include both the indemnifying party and such indemnified party and representation of both the indemnifying party and such


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                  indemnified party by the same counsel would be inappropriate due to actual or potential conflicts of interest between them.



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                    ARTICLE 21 - TERMINATION FOR CONVENIENCE


21.1     Reimbursement of Contractor

         Purchaser may terminate this Contract without cause, in whole or in part, by giving Contractor written notice thirty (30) days prior to the date of such termination. In the event of such termination, Contractor will immediately cease work as directed in the termination notice and it is agreed that the termination charges shall be negotiated. In no event shall the termination charges pursuant to this Article 21.1 exceed the lesser of: (i) the Firm Fixed Price, as the same may be modified in accordance with the terms of this Contract, less the price of work not terminated if a price has been established for such work; or (ii) the sum of: (x) the amount provided in paragraph (a) below and
         (y) 112% of the amounts provided in paragraphs (b) through (d) below (less (A) amounts previously paid and (B) amounts representing Contractor's costs of segregable items of inventory for the work terminated hereunder not desired by Purchaser and which Contractor elects to retain for its own use).

         a. The price set forth in Article 4 for Deliverable Items completed prior to such termination and accepted by Purchaser before or after termination for which payment had not been made by Purchaser.

         b. Actual out-of-pocket costs incurred by Contractor in performance of work on Deliverable Items for which this Contract has been terminated pursuant to this Article 21.1, that have not been accepted by Purchaser or for which a price has not been established.

         c. Actual out-of-pocket costs incurred by Contractor in completing the termination process.

         d. Actual out-of-pocket costs incurred by Contractor in settling claims of subcontractors and other suppliers and vendors in


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                  connection with such termination; provided that Contractor shall use reasonable efforts to minimize such costs.

         In no event will the aggregate of the amounts previously paid by Purchaser under this Contract and the amounts to be paid by Purchaser under this Article 21.1 exceed the Firm Fixed Price, as the same may be modified in accordance with the terms of this Contract.

21.2     Partial Termination

         If the termination by Purchaser is partial, the price for the non-terminated portion of this Contract shall be increased by an amount equal to the reasonable additional actual, out-of-pocket costs, if any, which must be borne by such portion because of the partial termination, plus a XXX profit on such additional costs; however, in no event will the aggregate of the amounts previously paid by Purchaser under this Contract and the amounts to be paid by Purchaser for the non-terminated portion of this Contract, as increased under this Article 21.2, exceed the Firm Fixed Price, as the same may be modified in accordance with the terms of this Contract.

21.3     Title Transfer

         In the event of a termination pursuant to this Article 21, a termination settlement meeting shall be held at a mutually agreed time and place no later than sixty (60) days after submission of a claim by Contractor pursuant to Article 21.1. At or prior to the date of such termination settlement meeting, Contractor shall provide Purchaser with such documentation of the costs set forth in Articles 21.1 and 21.2 as Purchaser may reasonably request. Upon mutual agreement of the termination settlement, Contractor may submit an invoice to Purchaser for payment in accordance with the terms of Article 5.2. Upon mutual agreement of the termination settlement, subject to applicable U.S. Government export laws, Contractor shall, at Contractor's or subcontractor's plant, transfer title and risk of loss to Purchaser of all Deliverable Items referred to in Article 21.1(a), and all other partially


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         completed or incomplete Deliverable Items for which Contractor is entitled to payment under this Article 21 at the time of the termination settlement. Purchaser may direct Contractor to undertake to reallocate to other uses, and/or to otherwise assist Purchaser in disposing/selling, items subject to termination under this Article 21 for the purpose of receiving a price refund or offset against Contractor's termination claim. Upon receipt of such direction, Contractor shall, on a reasonable efforts basis, attempt to reallocate, and/or to otherwise assist Purchaser in disposing/selling, the items and provide a refund (in cases where the amounts generated are greater than Contractor's termination claim) to Purchaser or an offset (in cases where the amounts generated are less than or equal to Contractor's termination claim) against Contractor's termination claim, less any reasonable selling expenses.

21.4     Minimize Termination Costs

         In the event of termination pursuant to this Article 21, Contractor shall take all actions necessary to reduce the termination costs due from Purchaser, including but not limited to, the immediate discontinuance of the terminated work under this Contract and the placing of no further orders for labor, materials or services required under the terminated portion of the Contract. Contractor agrees to take such action as may be necessary or as Purchaser may direct for protection of property in Contractor's possession in which Purchaser may have acquired an interest.

21.5     Continued Efforts

         Contractor shall continue performance of the portion of this Contract not terminated. Purchaser shall have no obligations to Contractor with respect to the terminated portion of this Contract except as set forth in this Article 21.



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21.6     Settlements

         Contractor agrees to advise Purchaser in writing of all proposed settlements with vendors in excess of five hundred thousand dollars ($500,000.00) in the event of termination under this Article 21, and Contractor further agrees not to enter into any binding settlements until Purchaser has approved the proposed settlement or thirty (30) days have elapsed from the date Purchaser was first notified of such proposed settlement.

21.7     Measurement of Costs

         Costs shall be determined in accordance with generally accepted accounting principals and verified by an independent certified accounting firm of national reputation mutually acceptable to Purchaser and Contractor with costs therefor shared equally by both parties.

                                ARTICLE 22 - XXX

XXX


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                              ARTICLE 23 - DEFAULT

23.1     Failure to Perform by Contractor

         Subject to Article 23.4 below, if: (i) Acceptance of a Satellite does not occur within the time specified for delivery thereof plus the maximum number of days for late delivery liquidated damages specified in Article 22; (ii) Acceptance of any other Deliverable Item does not occur within the time specified for delivery thereof in this Contract (or, in either case, such longer time as may be agreed to in writing by Purchaser), or (iii) Contractor fails to prosecute the work hereunder or to perform any other material provision of this Contract, thereby endangering performance of this Contract within the time period set forth in Subsection (i) above, and in each case Contractor does not cure such failure within sixty (60) days (or such longer period as may be agreed to in writing by Purchaser) after receipt from Purchaser of written notice of such failure, Purchaser may terminate this Contract in whole or in part by written notice to Contractor.

23.2     Termination Liability

         In the event of a termination for default pursuant to Article 23.1, Contractor shall refund all payments made by Purchaser for the terminated work except with respect to items referred to in Article 23.3, plus the maximum amount of liquidated damages payable pursuant to
         Article 22. Such refund shall be made no later than XXX days after Contractor's receipt of Purchaser's written notice requesting such refund. In addition, Contractor shall pay to Purchaser all excess costs above the prices set forth herein reasonably incurred by Purchaser in reprocuring the work and Deliverables described herein, according to the delivery schedules set forth herein. Such refund, liquidated damages and excess reprocurement costs shall be Purchaser's sole remedy in case of a termination pursuant to Article 23.1, except in the case of willful misconduct or Gross Negligence by Contractor. In all


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         cases Contractor's liability shall be subject to the limitation of liability set forth in Article 34.

23.3 Partially Completed Items and Work In Process; Contractor's Reimbursement for Terminated Work

         In the event of termination pursuant to Article 23.1, upon Purchaser's request, Contractor shall deliver to Purchaser all partially completed items or services and work-in-process.

         In the event of termination pursuant to Article 23.1, Contractor shall not be required to refund any amounts, and Purchaser shall remain liable for payment of all amounts, with respect to Deliverable Items for which Acceptance has occurred pursuant to the terms of Article 10 or Article 11, or that are retained by Purchaser whether or not completed, as follows: (i) at the price set forth in this Contract for such items for which an itemized price is set forth herein and (ii) at the reasonable out-of-pocket cost incurred by Contractor for (a) such items for which no itemized price is set forth herein and (b) partially completed items or services and work-in-progress.

23.4     Invalid Default Termination

         If, after termination pursuant to Article 23.1, it is finally determined by arbitration, legal proceeding or mutual agreement that Contractor was not in default, or that the default was excusable, the rights and obligations of the Parties shall be the same as if the termination had occurred under Article 21; except that, Contractor shall also be entitled to recover its additional reasonable out-of-pocket costs that would not have been incurred but for such invalid default termination.

23.5     Contractor Termination

         Contractor may terminate this Contract upon Purchaser's failure to comply with any material provision of this Contract by giving written


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         notice to Purchaser of its intention to so terminate. Such notice shall set forth the provision or provisions with which Purchaser has failed to comply and a reasonably detailed description of such failure. Such termination shall become effective upon Purchaser's failure to correct such nonperformance within XXX days (or such longer period as may be agreed to in writing by Contractor) after receipt of such notice from Contractor.

         In the event of termination pursuant to this Article 23.5, Contractor shall be paid as if the termination were for convenience pursuant to
         Article 21. Further, and without limiting Contractor's other rights or remedies, Contractor may immediately take over all or part of the Deliverable Items and Contract work-in-process and use them in any manner Contractor may elect. In such case, the fair market value of any Deliverable Items or Contract work-in-progress retained by Contractor shall be off-set against Purchaser's termination liability. If, after termination pursuant to this Article 23.5, it is finally determined by arbitration pursuant to Article 25 that Purchaser did not fail in the performance of its obligations under this Contract, Contractor shall be liable to Purchaser for its reasonable direct damages resulting from such termination of this Contract (in no event exceeding amounts payable to Purchaser pursuant to Articles 23.2 and 23.3, except in the case of Gross Negligence or willful misconduct, and in all cases subject to the limitation of liability set forth in Article 34).


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                        ARTICLE 24 - PARTIAL LOSS AMOUNT


24.1     Partial Loss Amount

         In the event any Satellite meets the criteria for Partial Loss pursuant to Article 10.2, Contractor shall pay Purchaser a Partial Loss Amount in accordance with this Article 24. In no event shall the aggregate of Partial Loss Amounts for Partial Loss with respect to a Satellite exceed the maximum sum insured for the Ku-Band and Ka-Band payloads on such Satellite. In the event Purchaser has previously been indemnified for a loss on a Satellite under the insurance policy therefor, the amount of indemnity of Purchaser for a subsequent loss on such Satellite shall be adjusted to eliminate any duplicative recovery for loss. Except as otherwise provided in Articles 4.1, 10, 13 and 15, the foregoing states Purchaser's sole remedy for a Partial Loss of any Satellite, except in the case of Gross Negligence or willful misconduct. In all cases Contractor's liability shall be subject to the limitation of liability set forth in Article 34.

24.2     Calculation of Partial Loss Amount

         Calculation of the Partial Loss Amount with respect to any Satellite shall be made pursuant to the following formula:

                                        Available Communications Capacity
         Partial Loss Amount = A * (1 - ---------------------------------)
                                         Stated Communications Capacity

         "A" equals the amount for which the Ku-Band and Ka-Band payloads on a Satellite are insured by Contractor pursuant to Article 39.1 or 29.3, as applicable (less any portion of the Firm Fixed Price due and owing to Contractor from Purchaser hereunder).



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                            ARTICLE 25 - ARBITRATION

25.1     Arbitration

         Any dispute (except as set forth in Article 25.2) arising between the Parties with respect to the performance of obligations under, or interpretation of, this Contract that cannot be settled by negotiation between the Parties within thirty (30) days of written notice from one Party to the other stating such first Party's intent to resort to arbitration ("Notice of Arbitration"), shall be determined by submission to binding arbitration in accordance with the provisions of the "Uniform Arbitration Act of 1975", part 2 of article 22 of title 13, Colorado Revised Statutes, as amended from time to time, and not by a lawsuit or resort to court process except as Colorado law provides for judicial review of arbitration proceedings. Any such arbitration shall be conducted in the City and County of Denver, Colorado by a panel of three arbitrators who shall be selected within sixty (60) days of such Notice of Arbitration, as follows: (i) one arbitrator shall selected by each Party; and (ii) the third arbitrator shall be selected by the arbitrators chosen by the Parties. In resolving any dispute, the arbitrators shall apply the substantive laws of the State of New York (without regard to its conflict of law rules), but shall apply the Colorado Rules of Civil Procedure and the Colorado Rules of Evidence, and shall take into account usages, customs and practices in the performance of contracts for the purchase and sale of commercial communications satellites. Proceedings and documents provided and generated in connection with any arbitration hereunder shall be in the English language. Each Party shall bear its own costs and expenses (including the costs and expenses of the arbitrator it selected) and one-half of the costs and expenses of the third arbitrator, unless otherwise determined in the arbitral award. The parties agree that, in no event, shall the arbitrators' decision include a recovery under any theory of liability, or award in any amount, not expressly allowed under this Contract. In furtherance and without



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         limitation of the foregoing, any award made by the arbitrators shall be within the limitations set forth in Article 34.

25.2     Gross Negligence or Willful Misconduct

         If a dispute arises as to whether or not a Party has committed or acted with Gross Negligence or willful misconduct, that issue alone shall be resolved by a federal or state court in New York without a jury, and the court shall resolve such issue by applying the laws of the State of New York without regard to its conflict of law rules. THE PARTIES EXPRESSLY WAIVE THEIR RIGHT TO A JURY IN CONNECTION WITH SUCH DISPUTE.



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            ARTICLE 26 - INTER-PARTY WAIVER OF LIABILITY FOR A LAUNCH


26.1     Launch Services Agreement Inter-Party Waiver of Liability

         The Parties hereby agree to be bound by the no-fault, no-subrogation inter-party waiver of liability and related indemnity provisions provided in the Launch Services Agreement with respect to the Launch of the Satellite and to use reasonable commercial efforts to cause their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in the Satellite or any Transponder thereon (including customers of Purchaser), as required by the Launch Services Agreement and as specified by Buyer, to accede to such waiver. The Parties shall execute and deliver any instrument that may be required by the Launch Agency to evidence their agreement to be bound by such waiver. Purchaser and Contractor also shall use reasonable commercial efforts to obtain, from their insurers, and shall use reasonable commercial efforts to cause their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in any Satellite or any Transponder thereon (including customers of Purchaser) to obtain from their insurers, as required by the Launches Services Agreement and as specified by Buyer, an express waiver of such insurers' rights of subrogation, subject to terms and conditions as are then customarily available regarding such waivers, with respect to any and all claims that have been waived pursuant to this Article 26.

26.2     Indemnity Related to the Inter-Party Waiver of Liability

         Each Party shall indemnify against and hold the other Party harmless from any claim against the other Party, its contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract, made by the Launch


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


         Agency or any of its contractors and subcontractors (including suppliers of any kind) that are involved in the performance of the Launch Services Agreement, resulting from the failure of the first Party to waive any liability against, or to use reasonable commercial efforts to cause any other person such Party is obligated to use reasonable commercial efforts to cause to waive any liability against, the Launch Agency or its contractors and subcontractors at any tier (including suppliers of any kind).

26.3     Survival of Obligations

         The indemnification and hold harmless obligations provided in this
         Article 26 shall survive and remain in full force and effect, notwithstanding the expiration or termination of this Contract.

26.4     XXX


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                        ARTICLE 27 - CORRECTIVE MEASURES


27.1     Unlaunched Satellites

         If the performance data from any launched satellite manufactured by Contractor shows that such launched satellite will not or may not meet the performance specifications for such launched satellite at any time during its mission, then Contractor shall, at its sole cost and expense, if applicable, take appropriate corrective measures in the Satellite before it is Launched so as to eliminate therefrom the deficiencies noted in the launched satellite.


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                              ARTICLE 28 - RESERVED



                                       73
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                                ARTICLE 29 - XXX



XXX






                                       74
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                                ARTICLE 30 - XXX

XXX





                                       75
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                              ARTICLE 31 - RESERVED

                              ARTICLE 32 - RESERVED




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                           ARTICLE 33 - GROUND STORAGE



33.1     Notification

         Purchaser may direct Contractor to store the Satellite after completion of SPSR.

33.2     Storage Location

         Ground Storage shall be performed at a Contractor controlled facility and shall be conducted in accordance with the satellite storage plan section(s) of the Statement of Work.

33.3     Storage Prices

         There shall be no charge for storage and reverification work if the Contractor's failure to perform is the reason the Satellite is stored, or if the Satellite is stored for less than six months.

         The firm fixed price for Ground Storage of the Satellite in all other circumstances shall be $XXX per month storage cost while the Satellite is in Ground Storage. In addition, Purchaser shall also pay directly or reimburse Contractor for all reasonable costs related to re-verification of system flight assurance and re-verification testing (plus XXX) and for all reasonable additional costs which Contractor would not have incurred had Purchaser not elected Ground Storage of the Satellite (including taxes, tariffs, duties, transportation, insurance, and Launch preparation service-related expenses).


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



33.4     Payments

         Payments shall be made on the thirtieth day of each month for the prior month's storage, provided an invoice is received at least thirty days prior to the payment date.

33.5     Title and Risk of Loss

         Title and risk of loss to a Satellite delivered for Ground Storage shall remain with Contractor at the storage site. Contractor shall assume full responsibility for any loss or damage to the Satellite during Ground Storage.

33.6     Notification of Intention to Launch a Previously Stored Satellite

         Purchaser shall notify Contractor in writing that a Satellite in Ground Storage should be removed from Ground Storage and delivered to the Launch Site. This notification must be received by Contractor not less than three (3) months prior to the scheduled date for Delivery to the Launch Site of the Satellite. Failure to notify Contractor in a timely manner will result in an adjustment to the Delivery schedule for such Satellite. Contractor shall use its reasonable best efforts to obtain the next available Launch slot, subject to completion of all necessary verification tests.


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                      ARTICLE 34 - LIMITATION OF LIABILITY


         NEITHER PARTY SHALL BE LIABLE DIRECTLY OR INDIRECTLY TO THE OTHER PARTY OR ITS AFFILIATES, OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS OR SUBCONTRACTORS AT ANY TIER (INCLUDING SUPPLIERS OF ANY KIND), AGENTS OR CUSTOMERS, TO ITS PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF ANY SATELLITE OR OTHER DELIVERABLE ITEM OR TO ANY OTHER PERSON CLAIMING BY OR THROUGH SUCH PARTY FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST REVENUES OR COSTS OF RECOVERING A SATELLITE (EXCEPT WITH RESPECT TO A THIRD PARTY'S DAMAGES FOR WHICH A PARTY HAS AN INDEMNIFICATION OBLIGATION UNDER ARTICLE 19 OR 20), ARISING FROM OR RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF THIS CONTRACT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS DELIVERED OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF SUCH LIABILITY IS BREACH OF CONTRACT, TORT, STATUTE OR OTHER LEGAL OR EQUITABLE THEORY, EXCEPT THAT IN THE EVENT OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY CONTRACTOR OR PURCHASER SUCH PARTY MAY BE LIABLE AND RESPONSIBLE FOR AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS AND THE OTHER ABOVE-DESCRIBED DAMAGES IN AN AMOUNT NOT TO EXCEED $XXX.


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

         IN NO EVENT SHALL EITHER PARTY'S TOTAL LIABILITY UNDER OR IN CONNECTION WITH THIS CONTRACT EXCEED $XXX (PROVIDED REFUNDS UNDER ARTICLE 23.2 AND PAYMENTS FOR PARTIAL AND TOTAL LOSSES UNDER ARTICLES 10 AND 24 WILL NOT COUNT AGAINST THIS FIGURE), EXCEPT FOR LIABILITY ARISING FROM WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY A PARTY, IN WHICH CASE THE TOTAL LIABILITY OF A PARTY MAY NOT EXCEED $XXX.



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         ARTICLE 35 - DISCLOSURE AND HANDLING OF PROPRIETARY INFORMATION


35.1     Definition of Proprietary Information

         For the purpose of this Contract, "Proprietary Information" means all information (other than Deliverable Data, which is subject to the provisions of Article 36), in whatever form transmitted, that is disclosed by such Party (hereinafter referred to as the "disclosing party") to the other Party hereto (hereinafter referred to as the "receiving party") relating to the performance by the disclosing party of this Contract and: (i) is identified as proprietary by means of a written legend thereon, or (ii) if disclosed orally, is identified as proprietary at the time of initial disclosure. Proprietary Information shall not include any information disclosed by a Party that (i) is already known to the receiving party at the time of its disclosure, as evidenced by written records of the receiving party, without an obligation of confidentiality at the time of disclosure; (ii) is or becomes publicly known through no wrongful act of the receiving party;
         (iii) is independently developed by the receiving party as evidenced by written records of the receiving party; (iv) such Party is legally compelled to disclose; or (v) is obtained from a third party without restriction and without breach of this Contract.

35.2     Terms for Handling and Use of Proprietary Information

         For a period of five (5) years after receipt of any Proprietary Information (or until such time as such Proprietary Information becomes publicly known as provided in Article 35.1), the receiving party shall not disclose Proprietary Information that it obtains from the disclosing party to any person or entity except its and Skynet's employees and agents who have a need to know in order to perform under this Contract and who have been informed of and have agreed to abide by the receiving party's obligations under this Article 35. The receiving party shall use not less than the same degree of care to


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         avoid disclosure of such Proprietary Information as it uses for its own
         Proprietary Information of like importance; but in no event less than a reasonable degree of care. Proprietary Information shall be used only for the purpose of performing the obligations under this Contract, or as the disclosing party otherwise authorizes in writing.

         IN NO EVENT SHALL EITHER PARTY DISCLOSE OR TRANSFER TECHNICAL INFORMATION OR PROVIDE TECHNICAL SERVICES TO INSURANCE BROKERS, UNDERWRITERS OR OTHER THIRD PERSONS OR ENTITIES WITHOUT THE OTHER PARTY'S PRIOR WRITTEN APPROVAL (WHICH SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED) AND, WHERE REQUIRED, PRIOR APPROVAL OF THE U.S. DEPARTMENT OF STATE.

35.3     Legally Required Disclosures

         Notwithstanding the foregoing, in the event that the receiving party becomes legally compelled to disclose Proprietary Information of the disclosing party, including this Contract or other supporting document(s), the receiving party shall, to the extent practicable under the circumstances, provide the disclosing party with written notice thereof so that the disclosing party may seek a protective order or other appropriate remedy, or to allow the disclosing party to redact such portions of the Proprietary Information as the disclosing party deems appropriate. In any such event, the receiving party will disclose only such information as is legally required, and will cooperate with the disclosing party (at the disclosing party's expense) to obtain confidential and proprietary treatment for any Proprietary Information being disclosed.


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


35.4     Title; Return

         All Proprietary Information disclosed under this Contract in tangible form (including without limitation information incorporated in computer software or held in electronic storage means) shall be and remain the property of the disclosing party. All notes, memoranda or other materials created or fabricated by the receiving party, including without limitation evaluations, based upon Proprietary information or prepared by the receiving party which include Proprietary Information shall be considered Proprietary Information for all purposes under this Contract. Upon request of the disclosing party, all such Proprietary Information shall be returned to the disclosing party or shall be destroyed by the receiving party and shall not thereafter be retained in any form by the receiving party. Upon request of the disclosing party, the receiving party shall certify in writing that such party has either returned or destroyed all Proprietary Information previously received from the disclosing party. The rights and obligations of the parties under this Article 35 shall survive any such return or destruction of Proprietary Information.

35.5     Specific Performance

         The parties acknowledge and agree that the unauthorized use or disclosure by the receiving party of any Proprietary Information disclosed by the disclosing party would result in irreparable injury to the disclosing party. The parties agree that that the disclosing party shall, in addition to and not in lieu of any other available legal or equitable remedies or damages, be entitled to a temporary injunction


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         to restrain threatened or actual breaches of the terms of this Article
         35 by the receiving party, its agents, employees, representatives and all other persons acting for any of the above-mentioned persons or entities.

35.6     Disclosure of Contract Terms

         Notwithstanding anything to the contrary in this Article 35, and subject to applicable export restrictions, the terms and conditions of this Contract may not be disclosed by either Party to any person except with the prior written consent of the other Party, provided, in each case, that the recipient of such information agrees to treat such information as confidential and executes and delivers a confidentiality agreement reasonably acceptable to both Parties or is otherwise subject to confidentiality obligations reasonably satisfactory to both Parties; provided, further, that either Party shall have the right to disclose such information as is required under applicable law or the binding order of a court or government agency; and provided further that Purchaser shall have the right to disclose any or all of the terms and conditions of this Contract to Skynet and to its and Skynet's insurance brokers and underwriters as Purchaser deems necessary in its sole judgment.


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           ARTICLE 36 - INTELLECTUAL PROPERTY RIGHTS - RIGHTS IN DATA


36.1     Intellectual Property Rights

         (a) Contractor hereby grants to Purchaser a fully-paid up, royalty free, irrevocable, and non-exclusive license to practice and have practiced throughout the world exclusively for the purpose of (i) operating, maintaining or using the Deliverable Items, or (ii) developing, operating, maintaining or using ground equipment with such Deliverable Items any inventions (including without limitation software), whether patented or unpatented or otherwise subject to intellectual property protections, now or hereafter owned by Contractor, or to which Contractor has or may acquire rights, which inventions are incorporated in any Deliverable Item or required in order to practice or have practiced any invention incorporated in any Deliverable Item.

36.2     Rights in Data

         Contractor shall retain title to all Deliverable Data utilized or developed by Contractor during the performance of this Contract. Subject to U.S. export regulations and applicable export restrictions, Purchaser's officers, directors, employees, consultants and representatives shall have the non-exclusive right to obtain and use the Deliverable Data for any and all purposes related to the testing, operation, use and maintenance of the Satellite. With the sole exception of Skynet, Purchaser's officers, directors, employees, consultants and representatives shall not disclose Deliverable Data to other companies, organizations or persons without the express prior written consent of Contractor, which consent shall not be unreasonably withheld or delayed. Purchaser shall have no rights in Deliverable Data other than as expressly stated in this Contract, and title to


                                       86
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         Deliverable Data shall not pass to Purchaser or any other entity pursuant to the terms hereof.

36.3     No Additional Obligation

         Nothing contained in this Article shall require Contractor to provide any data other than as set forth in the Statement of Work.


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                   ARTICLE 37 - PUBLIC RELEASE OF INFORMATION

Either Party intending to disclose publicly whether through the issuance of news releases, articles, brochures, advertisements, prepared speeches or other information releases concerning this Contract or the transactions contemplated herein shall obtain the prior written approval of the other Party with respect to the content and timing of such issuance. A Party's approval under this
Article 37 shall not be unreasonably delayed or denied. Notwithstanding the above, either Party may release information described herein as required by securities laws or other applicable laws.


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                              ARTICLE 38 - NOTICES


38.1     Written Notification

         Each notice or correspondence required or permitted to be given hereunder shall be given in writing (except where oral notice is specifically authorized) to the respective addresses or facsimile numbers and to the attention of the individuals set forth below by post, facsimile transmission, overnight courier or first class registered or certified mail, return receipt requested, postage prepaid. The sending of such notice with confirmation of successful receipt of the complete transmission (in the case of facsimile transmissions) or receipt of such notice (in the case of delivery by first class registered or certified mail or by overnight courier service) shall constitute the giving thereof.


                           In the case of Purchaser:

                           Echostar Orbital Corporation
                           5701 South Santa Fe
                           Littleton, CO  80120
                           Attn:  David Moskowitz, Esq.
                           Telephone No.: (303) 723-1040
                           Facsimile No.: (303) 723-1608

                           With a separately delivered copy to:

                           Charlie Ergen and Rohan Zaveri
                           (at the same address)


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

                           In the case of Contractor:

                           Space Systems/Loral, Inc.
                           3825 Fabian Way, Mailstop G-82
                           Palo Alto, CA  94303-4697
                           Attn.: John Dietzel
                           Telephone No.: (650) 852-7370
                           Facsimile No.:  (650) 852-4087

38.2     Change of Address

         Either Party may from time to time change its notice address or the persons to be notified by giving the other Party written notice (as provided above) of such new information and the date upon which such change shall become effective.


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                          ARTICLE 39 - RISK MANAGEMENT


39.1     Risk Insurance Obligations of Contractor

         Unless Purchaser exercises the option in Section 29.2 or 29.3, Contractor shall obtain risk insurance coverage for each Satellite commencing at Intentional Ignition until one (1) year after Launch for the purpose of satisfying its obligations in respect of a Total Loss under Article 10.4, any Partial Loss Amount payable pursuant to Article
         10.3 and Article 24 and the procurement of a Replacement Satellite pursuant to Article 10.4.2 (the "Policy"). The sum insured under the Policy is currently expected to be equal to the Firm Fixed Price ($XXX), allocated $XXX to the Ku-Band and Ka-Band payloads and $XXX to the C-Band payload.

         At any time during the period starting at EDC and ending six (6) months thereafter but prior to Contractor purchasing the Policy, Purchaser has the option to direct Contractor to increase the sum insured under such Policy. If Purchaser exercises this option, Purchaser shall be charged a firm fixed rate of XXX% of the increased sum insured amount up to $XXX. If the sum insured under the Policy exceeds $XXX, then Purchaser shall pay to Contractor (i) the actual amount charged by the underwriters (on a pass-through basis) with no mark-up for the additional coverage above $XXX, plus (ii) the additional actual amount (on a pass-through basis) with no mark-up, if any, that the underwriters charge for the initial $XXX of coverage as a result of the sum insured exceeding $XXX.

         At any time after Contractor purchases the Policy or procures insurance pursuant to Article 29.3, Purchaser has the option to direct Contractor to increase the sum insured under such Policy. If


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         Purchaser exercises this option, Purchaser shall pay to Contractor the actual amount charged by the underwriters (on a pass-through basis) with no mark-up for the additional coverage. Contractor makes no guarantee as to the amount to be charged by the underwriters for such additional coverage.

         Contractor shall give Purchaser the full opportunity to participate in the solicitation of proposals for, and the negotiations regarding the placement of, such Policy.


39.2     Limitation of Liability for Insured Claims

         Notwithstanding anything to the contrary in this Contract, Contractor shall have no obligation to make payments to Purchaser for a Total Loss or Partial Loss arising from occurrences or circumstances that are excluded from or denied coverage under such insurance policy as set forth in Article 39.9.

39.3     Conditions of Purchaser Rights

         The right of Purchaser to a Partial Loss Amount, the amount payable pursuant to Article 10.4 in the event of the Total Loss or correction of any Satellite Anomaly as provided in Article 15.2.1 shall terminate if Purchaser knowingly and intentionally conceals or misrepresents, in writing or otherwise, any material fact or circumstance concerning the operation or use of a Satellite or Transponder thereon which, if not concealed or if correctly represented, would not entitle Purchaser to any such right.

39.4     Waiver of Subrogation and Salvage Value Remedies

         Each Party shall use reasonable commercial efforts to obtain a waiver of subrogation and release, subject to terms and conditions as are then customarily available, of any right of recovery against the other


                                       92
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         Party and its contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract, from any insurer providing coverage for risk of loss or noncompliant performance of or damage to a Satellite or any Transponder. Both Parties agree to perform their obligations pursuant to any salvage value remedies included in applicable risk management insurance policies for the Ku-Band and Ka-Band Transponders and Purchaser's ownership interest in the Common Elements.

39.5     Mitigation of Loss; Satellite Information

         Purchaser will at all times act with due diligence and will do all things practicable and reasonable to avoid or diminish any loss or degradation of the lifetime or operational capability of a Satellite. Purchaser will provide to Contractor all information regarding operation and control of a Satellite reasonably requested by Contractor. In the event Contractor determines, in its reasonable judgment, that changes to the Performance Specification requested by Purchaser in accordance with the terms of this Contract could adversely affect the risk of loss to a Satellite, Contractor shall have the right to renegotiate the terms of the risk insurance coverage provided for such Satellite hereunder.

39.6     Notice of Loss

         In the event Purchaser believes a Total Loss or Partial Loss has occurred, Purchaser shall give written notice of the occurrence to Contractor as soon as possible, but in no event later than thirty (30) days after an officer or director of Purchaser becomes aware of such occurrence. If Purchaser believes such occurrence entitles it to claim payment of any amount for a Total Loss or Partial Loss pursuant to this Contract, Purchaser shall deliver to Contractor a sworn and


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         notarized proof of loss in such form and including such information as
         Contractor may reasonably require and request as soon as practicable, but in no event later than ninety (90) days after the delivery of the notice of such occurrence.

39.7     Return of Payment

         In the event of payment to Purchaser of any amount for a Total Loss or Partial Loss pursuant to this Contract with respect to a Satellite and it is later determined that the Available Communications Capacity of such Satellite has not been reduced to the extent claimed as the basis for such payment, Purchaser shall return to Contractor, within thirty
         (30) days after receipt of Contractor's invoice, which shall be issued no earlier than the date of such determination, an amount such that the payment retained by Customer equals the amount that would have been paid had the Available Communications Capacity been calculated as subsequently determined.

39.8     Salvage Value

         Subject to Article 39.10 below, In the event that a Total Loss or Partial Loss shall occur that entitles Purchaser to payment of any amount pursuant to this Contract, Contractor shall be entitled to any salvage value of the Ku-Band and Ka-Band Transponders and Purchaser's ownership interest in the Common Elements that are the subject of a Total Loss or any Transponders thereon that are the subject of a Partial Loss.

39.9     Exclusions

         Notwithstanding anything in this Contract to the contrary, Contractor shall have no obligation to pay any amount to Purchaser for a Total Loss or a Partial Loss caused by or resulting from any of the following


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         (provided that the same are reasonably consistent with industry standards and are actually excluded from or denied coverage under the actual insurance policy procured by Contractor):

                  (i) war, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power (de jure or de facto); any authority maintaining or using a military, naval or air force; a military, naval or air force; or any agent of any such government, power, authority or force;

                  (ii) any anti-satellite device or device employing atomic or nuclear fission and/or fusion, or device employing laser or directed energy beams;

                  (iii) insurrection, strikes, riots, civil commotion, rebellion, revolution, civil war, usurpation or action taken by a government or governmental authority in hindering, combating or defending against such an occurrence whether there be a declaration of war or not;

                  (iv) confiscation by order of any government or governmental authority or agency (whether secret or otherwise), or public authority;

                  (v) nuclear reaction, nuclear radiation or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment;

                  (vi) electromagnetic or radio frequency interference, except for physical damage to a Satellite directly resulting from such interference;

                  (vii) willful or intentional acts of Purchaser or its contractors or subcontractors (other than Contractor) designed to cause loss or failure of a Satellite; or

                  (viii) any exclusions in addition to the foregoing or any modifications thereto as are reasonably consistent with industry standards in first-party launch insurance contracts.


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39.10    Right of First Offer/Refusal

         Any insurance policy procured pursuant to Article 39.1 or 29.3 above shall contain a provision to the effect that in the event of a Total Loss, Purchaser shall have the right for a period of up to thirty (30) days following the Total Loss to make an offer to the underwriters of such insurance policy to take or retain unencumbered title to Ku-Band and Ka-Band Transponders and Purchaser's ownership interest in the Common Elements that are subject to the Total Loss, In the event that such underwriters are unwilling to accept such offer of Purchaser, the underwriters shall have the right to solicit bona fide offers from third parties to acquire title to such assets. Purchaser shall have the right to meet all such bona fide third-party offers, if any, and in the event that Purchaser makes such matching offer, the underwriters shall be obligated to accept Purchaser's offer promptly.

39.11    Third Party Indemnity Insurance

         Contractor shall cause Purchaser to be named as an additional insured under any and all insurance policies procured by the Launch Agency with respect to the Launch of any Satellite.

39.12    Pre-Launch Risk Insurance

         Contractor shall obtain and at all times maintain insurance coverage against all risks of loss and damage to a Satellite and its components during the period from EDC until Launch in an amount not less than the Firm Fixed Price of the applicable Satellite and sufficient to provide the Replacement Satellite pursuant to Article 10.4.2.


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39.13    Other Insurance Terms

         Contractor shall have Purchaser and/or its designees named as an additional insured on the insurance policies referenced in Articles 39.1, 29.3 and 39.12 above. Contractor agrees to furnish to Purchaser certificates of insurance and the underlying policies evidencing that all insurance required pursuant to Articles 39.1, 29.3 and 39.12 is in full force and effect. Contractor covenants and agrees not to change any of the material terms and conditions of said policies of insurance which are relevant to this Contract without first obtaining the written consent of Purchaser (which consent shall not be unreasonable withheld). The certificates of insurance and underlying policies shall contain an endorsement setting forth that the insurer cannot terminate or materially amend the provisions of the insurance without prior written notification to Purchaser at least thirty (30) days before such termination or amendment. Contractor shall use reasonable commercial efforts to cause such insurance policies to contain a waiver of subrogation rights by the insurer against Purchaser, its Affiliates and their owners, officers, directors, employees, agents, subcontractors, and customers.

39.14 Contractor shall, at its own cost and expense, timely provide Purchaser and Skynet with all reasonable assistance requested by Purchaser and/or Skynet in connection with the procurement of insurance for a Satellite, including without limitation providing Purchaser and Skynet with such information regarding a Satellite as is reasonably requested by Purchaser's and Skynet's brokers and underwriters and performing technical presentations to brokers and underwriters. In addition, Contractor shall provide Purchaser and Skynet with such information regarding a Satellite as is reasonably


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         requested by the insurer(s) of a Satellite and will cooperate in any insurance reviews.



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                        ARTICLE 40 - ORDER OF PRECEDENCE

In the event of conflict among the terms of the Preamble and Articles 1 to 46 of this Contract and the Exhibits, the following order of decreasing precedence shall apply:

         o        This Contract (Preamble and Articles 1 through 46 and
                  Attachment A)

         o        Exhibit A        Statement of Work

         o        Exhibit B        Performance Specification

         o        Exhibit C        Product Assurance Program Plan

         o        Exhibit D        Test Plan




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                              ARTICLE 41 - GENERAL


41.1     Binding Effect; Assignment

         This Contract shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise expressly set forth to the contrary herein, this Contract may not be assigned, either in whole or in part, by either Party without the express written approval of the other Party. Such approval shall not be unreasonably withheld or delayed. Contractor may require, as a condition of approving an assignment by Purchaser, that the proposed assignee establish irrevocable letters of credit, guarantees or other comparable assurances satisfactory to Contractor prior to such assignment becoming effective and that Purchaser remain primarily or secondarily liable hereunder. Either Party, upon prior written notice to the other Party, may grant security interests in its rights hereunder to lenders that provide financing for the performance by such Party of its obligations under this Contract or for the subject matter hereof. In the event that either Party is sold to or merged into another entity that shall be deemed an assignment requiring the other party's approval hereunder. Notwithstanding anything to the contrary herein, Purchaser may assign this Contract, in whole or in part without Contractor's approval and without regard to the conditions set forth in the fourth sentence of this Article 41.1, to a person or entity that directly or indirectly controls, is controlled by or is under common control with Purchaser.

41.2     Severability

         If any provision of this Contract is declared or found to be illegal, unenforceable or void, the Parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original


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         provision. If the remainder of this Contract is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

41.3     Captions

         The captions contained herein are for purposes of convenience only and shall not affect the construction of this Contract.

41.4     Relationships of the Parties

         It is expressly understood that Contractor and Purchaser intend by this Contract to establish the relationship of independent contractors only, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership or any other relationship, other than that of independent contractors, between them or their respective successors in interests. Neither Contractor nor Purchaser shall have any authority to create or assume, in the name or on behalf of the other Party, any obligation, expressed or implied, or to act or purport to act as the agent or the legally empowered representative of the other Party, for any purpose whatsoever.

41.5     Entire Agreement

         This Contract, including all Exhibits and the Attachments hereto, represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations and agreements with respect to the subject matter hereof. This Contract may not be modified or amended, and the Parties' rights and obligations may not be waived, except by the written agreement of both Parties.

41.6     Standard of Conduct

         Both Parties agree that all their actions in carrying out the provisions of this Contract shall be in compliance with applicable laws and


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         regulations and neither Party will pay or accept bribes, kickbacks or other illegal payments, or engage in unlawful conduct.

41.7     Construction

         This Contract, the Exhibits and the Attachment hereto have been drafted jointly by the Parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of or against either Party.

41.8     Counterparts

         This Contract may be signed in any number of counterparts with the same effect as if the signature(s) on each counterpart were upon the same instrument.

41.9     Applicable Law

         This Contract shall be interpreted, construed and governed, and the rights of the Parties shall be determined, in all respects, according to the laws of the State of New York without regard to its conflict of law rules.

41.10    Survival

         Termination or expiration of this Contract for any reason shall not release either Party from any liabilities or obligations set forth in this Contract that (i) the Parties have expressly agreed shall survive any such termination or expiration or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

41.11    U.N. Convention on the International Sales of Goods

         The U.N. Convention on the International Sales of Goods shall not apply or otherwise have any legal effect with respect to this Contract.


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41.12    Waiver

         No delay or omission by either party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. No payment of money by any person or entity shall be construed as a waiver of any right or power under this Contract. A waiver by any party of any of the covenants, conditions or contracts to be performed by the other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or contract herein contained. No change, waiver or discharge hereof shall be valid unless in writing and signed by a duly authorized representative of the party against which such change, waiver or discharge is sought to be enforced.


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                            ARTICLE 42 - ATTACHMENTS


The following Attachments are incorporated in this Contract:

         Attachment A    Payment Plan



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                         ARTICLE 43 - TERMINATION RIGHT

Notwithstanding anything to the contrary herein, if by the TBD Deadline the Parties are unable to reach final agreement upon: (1) the pricing and schedule for the options described in Article 29.1; or (2) the TBD terms of this Contract, the Statement of Work, Satellite Performance Specification, Product Assurance Program Plan, Satellite Program Test Plan and the milestones in the Payment Plan, then Purchaser may immediately terminate this Contract by providing written notice to Contractor. If such termination occurs, then Purchaser shall pay Contractor $XXX within thirty (30) days of receipt of an invoice. All other liabilities and obligations of the Parties shall be released, waived and terminated, except for those set forth in Articles 20, 35 and 37.



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                              ARTICLE 44 - RESERVED





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                   ARTICLE 45 - ANTICIPATED LIFE OF SATELLITE



Contractor hereby represents and warrants to Purchaser that each Satellite will have an orbital maneuver life of at least 15 years after Purchaser's Acceptance or rejection of the applicable Satellite pursuant to Article 10 above, with industry standard margins, assuming that the Satellite is successfully Launched and operates in accordance with the Performance Specification.


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                           ARTICLE 46 - KEY PERSONNEL


The Contractor will assign properly qualified and experienced personnel to the program contemplated under the Contract. Personnel assigned to the following positions shall be considered "Key Personnel":

a)       the Contractor's Program Manager

b)       the Contractor's Contracts Manager

c)       the Contractor's Product Assurance Manager

d)       the Contractor's Systems Engineering Manager

e)       the Contractor's Vehicle Manager

The Purchaser shall have the right to approve the Contractor's Program Manager which approval shall not be unreasonably withheld or delayed. Key Personnel shall not be assigned to other duties without the Contractor giving prior written notice to and consulting with the Purchaser. The Contractor shall provide a chart to the Purchaser of the program Key Personnel and shall keep such chart current.

Additionally, for so long as Randy Tyner is associated with Contractor as an employee or consultant, Purchaser shall have unrestricted access to Mr. Tyner for purposes of designing the payload and its specifications. Mr. Tyner shall have a key decision-making role on payload-related issues, and shall be a primary interface with the Purchaser on all payload-related technical and performance issues.


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IN WITNESS THEREOF, the Parties have executed this Contract by their duly authorized officers as of the date set forth in the Preamble.




                                        ECHOSTAR ORBITAL
SPACE SYSTEMS/LORAL, INC.               CORPORATION


By:                                     By:
   ---------------------------------       ---------------------------------

Name:                                   Name:
     -------------------------------         -------------------------------

Title:                                  Title:
      ------------------------------          ------------------------------